SCHEDULE 14A
                                (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the registrant [x]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[x] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             FSI INTERNATIONAL, INC.
               (Name of Registrant as Specified in Its Charter)

                                LUKE R. KOMAREK
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[x] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to exchange Act Rule 0-11:1

(4) Proposed maximum aggregate value of transaction:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

1 Set forth the amount on which the filing fee is calculated and state how it was determined.





                             FSI INTERNATIONAL, INC.
                            322 LAKE HAZELTINE DRIVE
                             CHASKA, MINNESOTA 55318
                                  612/448-5440


                                                             December 18, 1995


Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Minneapolis Marriott City Center Hotel, 30 South Seventh Street, Minneapolis, Minnesota, commencing at 3:30 p.m., Minneapolis time, on Wednesday, January 24, 1996.

The Secretary's Notice of Annual Meeting and the Proxy Statement which follow describe the matters on which action will be taken. During the meeting we will also review the activities of the past year and items of general interest about the Company.

In addition to electing two members of the Board of Directors and approving the independent auditors, you are being asked to vote on two other proposals.

Proposal 2 relates to your Board of Directors' recommendation to adopt amendments to the FSI International, Inc. Employees Stock Purchase Plan including increasing the number of shares authorized under the Plan. The Employees Stock Purchase Plan provides all eligible employees the opportunity to purchase FSI common stock and thereby develop a stronger incentive to work for the continued success of the Company.

Proposal 3 relates to increasing the number of shares authorized under the FSI International Inc. 1994 Omnibus Stock Plan, a stock based incentive plan intended to motivate key employees and promote the long-term value of the Company.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL FOUR PROPOSALS.

We hope that you will be able to attend the meeting in person and we look forward to seeing you there.

Sincerely


/s/ Joel A. Elftmann
Joel A. Elftmann
Chairman

EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID REPLY ENVELOPE PROVIDED. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. If you later determine that you will be present at the meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted.

                             FSI INTERNATIONAL, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 24, 1996

To the Shareholders of FSI International, Inc.:

The Annual Meeting of Shareholders of FSI International, Inc. (the "Company") will be held at the Minneapolis Marriott City Center Hotel, 30 South Seventh Street, Minneapolis, Minnesota on Wednesday, January 24, 1996, at 3:30 p.m., Minneapolis time, for the following purposes:

1.   To elect two Class III directors for a three-year term.

2. To act upon a proposal to approve amendments to the FSI International, Inc. Employees Stock Purchase Plan to (i) increase the number of shares available under the Plan by an additional 200,000 shares and (ii) modify the definition of "affiliate" as used in the Plan to allow the Board of Directors' discretion in determining which affiliates of the Company (and, therefore, their employees) will be eligible to participate in the Plan.

3. To act upon a proposal to increase the number of shares that may be issued pursuant to the Company's 1994 Omnibus Stock Plan from 1,000,000 to 1,500,000.

4. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending August 31, 1996.

5.   To transact such other business as may properly come before the meeting.

The Board of Directors has fixed December 6, 1995 as the record date for the meeting, and only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

By Order of the Board of Directors


/s/ Benno G. Sand
Benno G. Sand
Secretary


December 18, 1995



                             FSI INTERNATIONAL, INC.
                                 PROXY STATEMENT


                              GENERAL INFORMATION

SOLICITATION OF PROXIES

This Proxy Statement and the enclosed proxy are being furnished in connection with the solicitation by the Board of Directors (the "Board") of FSI International, Inc., a Minnesota corporation (the "Company"), of proxies for use in connection with the Annual Meeting of Shareholders ("Meeting") to be held on Wednesday, January 24, 1996 and any and all adjournments thereof. Proxies in the accompanying form which are properly signed and duly returned to an officer of the Company will, unless otherwise specified on the proxy, be voted for Items 1, 2, 3 and 4 as set forth on the proxy and be voted in the discretion of the proxy holders as to any other matter that may properly come before the Meeting. A shareholder executing a proxy retains the right to revoke it at any time before it is exercised by providing notice in writing to an officer of the Company of termination of the proxy's authority or a properly signed and duly returned proxy bearing a later date.

So far as the Board and the management of the Company are aware, no matters other than those described in this Proxy Statement will be acted upon at the Meeting. If, however, any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their judgment on such matters.

The address of the principal executive office of the Company is 322 Lake Hazeltine Drive, Chaska, Minnesota 55318 and the Company's telephone number is (612) 448-5440. The mailing of this Proxy Statement and accompanying form of proxy to shareholders will commence on or about December 18, 1995.

The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of the mails, certain directors, officers and employees of the Company may solicit proxies by telephone, personal contact, or special letter, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in forwarding such materials.

OUTSTANDING VOTING SECURITIES

Only shareholders of record at the close of business on December 6, 1995 are entitled to vote at the Meeting. On that day there were issued and outstanding 20,321,268 shares of common stock ("Common Stock"), the only authorized and issued voting security of the Company. Each shareholder is entitled to one vote for each share held and is not entitled to cumulate votes for the election of directors.

VOTING REQUIREMENT

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and entitled to vote on a matter to be acted upon at the Meeting is required for the approval of that matter. A shareholder voting through a proxy who abstains with respect to any matter is considered to be present and entitled to vote on that matter at the Meeting, and is in effect a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any matter shall not be considered present and entitled to vote on that matter.

                              ELECTION OF DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)

THE NOMINEES AND DIRECTORS

The Company's Articles of Incorporation, as amended, provide that the Board be divided into three classes of directors of as nearly equal size as possible. The members of each class are elected to serve a three-year term, and the terms are staggered. Terrence W. Glarner and Charles R. Wofford are directors in the class whose term expires at the Meeting. James A. Bernards and William M. Marcy are Class I Directors with terms expiring in 1997. Neil
R. Bonke, Joel A. Elftmann and Robert E. Lorenzini are Class II Directors with terms expiring in 1998.

The Board has nominated and recommended that Messrs. Glarner and Wofford be elected as Class III Directors, each to hold office until the 1999 Annual Meeting of Shareholders and until his respective successor is duly elected and qualified.

Each of the nominees is currently a member of the Board of the Company and has indicated his willingness to serve as a director if elected. In case any nominee is not a candidate for any reason, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion, unless an instruction to the contrary is indicated on the proxy. The Company has no reason to believe that any nominee will be unable to serve as a director if elected.

The accompanying proxy will be voted in favor of the election of the nominees of directors, unless the shareholder giving the proxy indicates to the contrary on the proxy. The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote on the election of directors and present, in person or by proxy, at the Meeting is required for election to the Board of each of the two nominees named below. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE DIRECTOR-NOMINEES.

Certain information concerning the nominees and other directors follows:

                  Nominees for Election at the 1996 Meeting

 TERRENCE W. GLARNER      Mr. Glarner has served as a Director of the Company since October 1988. Since February
                          1993, Mr. Glarner has been President of West Concord Ventures, Inc., a venture capital company. From 1982 to February 1993, Mr. Glarner was President of North Star Ventures,
                          Inc. and North Star Ventures II, Inc., venture capital funds. Mr. Glarner is also a director of Aetrium Incorporated, Cima Labs, Inc. and Datakey, Inc.

CHARLES R. WOFFORD        Mr. Wofford has served as a Director of the Company since November 1992. Since April
                          1994, Mr. Wofford has been a business and management consultant. From April 1992 to
                          April 1994, he was Chairman of the Board, Chief Executive Officer, and President of the
                          FARR Company, a manufacturer of clean room filtration systems and equipment. Mr. Wofford was President and Chief Executive Officer of the FARR Company from September 1991 to
                          March 1992, and from July 1991 to August 1991 he was President and Chief Operating
                          Officer. From 1958 to 1991, Mr. Wofford held a variety of positions with respect to TI's semiconductor operations in the United States, Europe, Asia and Latin America, including
                          Senior Vice President, Semiconductor Group.

                       Class I Directors Whose Terms Continue Until the 1997 Meeting

JAMES A. BERNARDS         Mr. Bernards has served as a Director of the Company since July 1981. Since June 1993,
                          Mr. Bernards has been President of Facilitation, Inc., which provides business and financial consulting services. Mr. Bernards was President of the accounting firm of Stirtz, Bernards
                          & Company from May 1981 to June 1993. Since 1986, Mr. Bernards has been President of
                          Brightstone Capital, Ltd., a venture capital fund manager. He is also a director of
                          Health Fitness Physical Therapy Corporation.

WILLIAM M. MARCY          Dr. Marcy has served as a Director of the Company since August 1984, and since August
                          1986 has served as a consultant to the Company in the area of software engineering.
                          Dr. Marcy has served as Associate Dean of Engineering for Research and Administration
                          at Texas Tech University since March 1995. From September 1987 to March 1995, Dr. Marcy
                          served as Professor of Computer Science and the Director of Computer Science Programs
                          at Texas Tech University. From June 1983 to August 1987, Dr. Marcy was Professor of
                          Industrial Engineering and the Director of the Center for Automation and Robotics at
                          Texas Tech University. Prior to June 1983, Dr. Marcy was Chief Operating Officer of
                          Information Planning Corporation, a software development and sales company.

                       Class II Directors Whose Terms Continue Until the 1998 Meeting

NEIL R. BONKE             Mr. Bonke has served as a Director of the Company since June 1994. Mr. Bonke has been
                          Chairman of the Board and Chief Executive Officer of Electroglas Inc., a manufacturer of automatic wafer probing equipment for semiconductor device manufacturers, since April
                          1993. He was a Group Vice President of General Signal and President of General Signal's
                          Semiconductor Equipment Operations from September 1991 to July 1993. From 1990 to 1991, he was Chief Operating Officer of Cognex Corporation, a manufacturer of machine vision systems for the semiconductor and electronics industries, and from 1987 to 1990 was
                          President of General Signal's Xynetics division, a group of semiconductor equipment manufacturing companies which included Electroglas. Mr. Bonke currently serves on the
                          Board of SEMI/SEMATECH, the equipment arm of the semiconductor industry consortium and is a director of SANMINA Corporation.

JOEL A. ELFTMANN          Mr. Elftmann is a co-founder of the Company and has served as a Director of the Company since 1973 and as Chairman of the Board since August 1983. From August 1983 to August
                          1989, and from May 1991 until the present, Mr. Elftmann also has served as Chief Executive
                          Officer of the Company. From 1977 to August 1983, and from May 1991 until the present,
                          Mr. Elftmann has served as President of the Company. Prior to 1977, Mr. Elftmann was
                          Vice President and General Manager of the Company. Mr. Elftmann is also Chairman of the Supervisory Board of Metron Technology B.V. and is a director of m * FSI Ltd. He also has been a director of Veeco Instruments, Inc. since May 1994.

ROBERT E. LORENZINI       Mr. Lorenzini has served as a Director of the Company since November 1986. Since January
                          1993, Mr. Lorenzini has been Chairman of SunPower Corporation, a manufacturer of opto-electronic devices. Since February 1995, he also has served as a Chairman and Chief
                          Executive Officer of Virtual Golf, Inc., a manufacturer of sports simulation systems.
                          From October 1988 to January 1993 he served as President and Chief Executive Officer of SunPower Corporation. From December 1986 to October 1989, Mr. Lorenzini was active in a number of venture capital investments focused on high technology companies. Mr.
                          Lorenzini is a founder of Siltec Corporation ("Siltec"), a multi-division manufacturer of silicon wafers and processing equipment for the semiconductor industry. Mr. Lorenzini was Chairman of the Board and President of Siltec from 1969 to December 1986. Mr. Lorenzini is also a director of KLA Instruments Corporation.

None of the above nominees or directors are related to one another or to any executive officer of the Company.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

The Board met five times and adopted resolutions by written action four times in fiscal 1995. The Board has an Audit, a Compensation and an Omnibus Stock Plan Committee but does not have a standing nominating committee or a committee performing similar functions.

The Audit Committee, consisting of Messrs. Bernards, Elftmann and Glarner, met two times in fiscal 1995. Its functions include: recommending to the Board the independent auditors for the Company; establishing and reviewing the activities of the independent auditors; reviewing recommendations of the independent auditors and the responses of management to such recommendations; and reviewing and discussing with the independent auditors and Company's management the Company's financial reporting, loss exposures and asset controls.

The Company has a Compensation Committee consisting of Messrs. Bernards, Glarner and Lorenzini. The Compensation Committee met two times and adopted resolutions by written action one time in fiscal 1995. Its functions include: reviewing and reporting to the Board on the programs for developing senior management personnel; approving and reporting to the Board concerning administration of executive compensation plans and the compensation (including bonuses) of certain executives; and review and approval of the Company's incentive plans.

The Company also has an Omnibus Stock Plan Committee consisting of Messrs. Bernards, Glarner and Lorenzini. The Omnibus Stock Plan Committee grants or makes recommendations to the Board concerning employee stock options, and administers the FSI International, Inc. 1989 Stock Option Plan and the FSI 1994 Omnibus Stock Plan. The Omnibus Stock Plan Committee met three times and adopted resolutions by written action four times in fiscal 1995.

During fiscal 1995, each of the directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he serves.

COMPENSATION OF DIRECTORS

Each non-employee director of the Company (an "Outside Director") receives a quarterly fee of $1,500 for service on the Board and a fee of $1,000 for attending meetings of the Board. In addition, each Outside Director receives a fee of $500 for attendance at a meeting of a Committee on which the Director serves if held other than the day of, the day preceding or the day following a meeting of the Board or an Annual Meeting of the Company's Shareholders.

Upon joining the Board, each Outside Director receives a single grant of an option to purchase 10,000 shares of Common Stock under the FSI Directors' Nonstatutory Stock Option Plan ("Directors' Plan"). The purchase price of each share subject to an option is the fair market value of a share of Common Stock of the Company at the time the option is granted. The options vest and become exercisable six months after the date of grant, except that vesting is accelerated upon death or a change in control of the Company. Generally, the options expire ten years from the date of grant, but expiration may occur sooner in the event of an optionee's death. Each Outside Director serving as an Outside Director of the Company immediately following an annual meeting of the Company's shareholders is granted a nonstatutory stock option under the Directors' Plan to purchase 4,000 shares of Common Stock at the fair market value at the time of grant (each an "Annual Outside Director Option"). An Annual Outside Director Option vests and becomes exercisable cumulatively on an annual basis as follows: one-third of the total number of shares subject to each such option shall become exercisable on each of the first and second anniversaries of the date of grant and the remainder become exercisable on the third anniversary of the date of grant, except that vesting is accelerated upon a change in control or upon the Outside Director's death. Generally, Annual Outside Director Options expire five years after the date of grant. The Directors' Plan was approved by shareholders at the Company's 1991 Meeting of Shareholders and was amended at the Company's 1995 Meeting of Shareholders.

William M. Marcy, a Director of the Company and Professor of Computer Science and Director of Computer Science Programs at Texas Tech University, acts as a consultant to the Company in the area of software engineering for which he currently receives $3,000 per month from the Company, and for which he received $36,000 in fiscal 1995. In addition, Texas Tech University performs software and computer development for the Company under contracts administered by Dr. Marcy pursuant to which the Company paid Texas Tech University $148,874 during the 1995 fiscal year and is scheduled to pay Texas Tech University approximately $79,600 during the 1996 fiscal year.

Charles R. Wofford, a Director of the Company and a business and management consultant, entered into a consulting contract with the Company effective July 1, 1995 in the area of organizational planning and structure. Pursuant to the consulting contract, Mr. Wofford is to be compensated on an hourly basis for his services. Mr. Wofford was not paid any compensation for such services in fiscal 1995.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table lists, as of October 17, 1995, certain information regarding the beneficial ownership of Common Stock of the Company by (i) each Director, including the nominees for director, (ii) each executive officer named in the Summary Compensation Table in this Proxy Statement ("Named Executives"), (iii) all of such Directors, Named Executives and other executive officers as a group, and (iv) each person or entity known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company. Except as otherwise noted below, the listed beneficial owner has sole voting and investment power with respect to such shares.

                                                           NUMBER OF SHARES
                                                             BENEFICIALLY      PERCENT OF SHARES
             NAME OF BENEFICIAL OWNER               AGE          OWNED         BENEFICIALLY OWNED
Directors, Director-Nominees and Named
Executives

Joel A. Elftmann                                     55          987,373(1)           4.86%

James A. Bernards                                    49           19,333(2)            *

Neil R. Bonke                                        53           10,000(3)            *

Dale A. Courtney                                     58           98,551(4)            *

Terrence W. Glarner                                  52            2,989(5)            *

Robert E. Lorenzini                                  59           21,333(2)            *

William M. Marcy                                     53                0               0

Peter A. Pope                                        45          119,855(6)            *

Benno G. Sand                                        41           57,029(7)            *

Benjamin J. Sloan                                    55          104,134(8)            *

Charles R. Wofford                                   62           11,333(2)            *

All Nominees, Directors, Named Executives and                  1,523,251(9)           7.33%
other executive officers as a group (14 persons)

5% Shareholders
Pilgrim Baxter & Associates                                    1,667,100(10)          8.12%
Suite 300
4 Glenhardie Corporate Center
1255 Drummers Lane
Wayne, PA 19087

* Less than 1%

(1) Includes 6,667 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of October 17, 1995.

(2) Includes 11,333 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of October 17, 1995.

(3) Includes 10,000 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of October 17, 1995.

(4) Includes 93,801 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of October 17, 1995.

(5) Includes 1,333 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of October 17, 1995.

(6) Includes 93,467 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of October 17, 1995.

(7) Includes 55,135 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of October 17, 1995.

(8) Includes 104,134 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of October 17, 1995.

(9) Includes 479,607 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of October 17, 1995 granted to eight executive officers and five directors of the Company.

(10) The number of shares noted above is based upon information provided to the Company by Pilgrim Baxter & Associates ("Pilgrim") and reflects the beneficial ownership of Pilgrim as of October 17, 1995.

            INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The Company's corporate headquarters and certain manufacturing facilities, aggregating approximately 161,500 square feet, are leased from three Minnesota partnerships comprised of two or more of the following individuals:
Joel A. Elftmann, Chairman of the Board, President, and Chief Executive Officer of the Company; Robert S. Blackwood, a former director and executive officer of the Company; and Joseph H. Wyers, a former director and executive officer of the Company. Annual rent for the 1995 fiscal year under the three leases totaled $1,320,300.

The 140,000 square foot main facility is leased from a partnership in which all three such persons are partners under a lease expiring in October, 2000, subject to five three-year renewal options at the election of the Company pursuant to lease amendments recently entered into by the Company and the partnership. Based upon independent appraisals of the value of the property and comparable market rentals, the Company, effective November 1, 1995, entered into a new five-year lease at an annual rental rate of $700,000 per year which rate commenced December 1, 1995. The Company also pays all real estate taxes, insurance and maintenance expenses. If the Company exercises a renewal option then the rent is adjusted to its fair rental value based upon an independent real estate appraisal. Commencing October 31, 1999 and annually thereafter during the term of the lease, the Company has an option to purchase the property for the greater of $4.0 million or 90% of the fair market value of the property. Pursuant to the policy described below, the lease amendments were approved by a majority of the Board and a majority of the disinterested Directors.

The Company has adopted a policy prohibiting the lease of any additional facilities from entities in which its officers or directors have a material interest. However, this policy would not prohibit the Company from leasing any further additions to the above facilities or any extensions of the existing operating leases on the related facilities, if approved by a majority of the members of its Board who have no interest in the ownership of such facility and the terms of such rentals are based upon independent appraisals of the value of such property and market rentals for comparable property.

The Company owns 38.2% of the outstanding common stock of Metron Technology B.V. ("Metron" formerly known as Metron Semiconductors Europa B.V.), a distributor of the Company's products. Joel A. Elftmann, Chairman of the Board, President and Chief Executive Officer of the Company, is also Chairman of the Supervisory Board of Metron. During fiscal 1995 the Company sold to Metron all of its 50% ownership interest in each of three corporations that distribute the Company's products in Asia: Metron Semiconductors (Hong Kong) Ltd.; Metron Semiconductors Far East Ltd. and Metron Semiconductors Asia Ltd. (collectively, the "Metron Asia Group"). The Company owns 49% of the outstanding capital stock of m * FSI Ltd., which distributes and acts as a licensee for certain of the Company's products in Japan. Messrs. Elftmann, Peter A. Pope, Executive Vice President, Marketing and Account Management and Dale A. Courtney, Senior Vice President, Surface Conditioning Division, of the Company, are all directors of m * FSI Ltd.

During the 1995 fiscal year, the Company sold approximately $37,750,000 of its products to Metron (and its subsidiaries including approximately $15,069,000 of sales to the Metron Asia Group) and approximately $4,875,000 of its products to m * FSI Ltd. Sales to Metron (and its subsidiaries) and m
* FSI Ltd. are made by the Company on commercially reasonable terms. In addition, in fiscal 1995 the Company paid the Metron Asia Group a commission of $1,112,000 for direct sales by FSI to customers in Asia.

The Board has adopted a policy regarding transactions, other than sales in the normal course of business, between the Company and any affiliate, including loans from the Company, requiring that all such transactions be approved by a majority of the Board and a majority of the disinterested outside directors and that all such transactions be for a bona fide business purpose and be entered into on terms at least as favorable to the Company as could be obtained from unaffiliated independent third parties.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission (the "Commission"). Such officers, directors and ten percent shareholders are also required by the Commission's rules to furnish the Company with copies of all Section 16(a) reports they file.

Specific due dates for such reports have been established by the Commission and the Company is required to disclose in this Proxy Statement any failure to file reports by such dates during fiscal 1995. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during the fiscal year ended August 26, 1995, all
Section 16(a) filing requirements applicable to its officers, directors and ten percent shareholders were complied with.

          REPORT OF THE COMPENSATION AND OMNIBUS STOCK PLAN COMMITTEES
                     OF THE BOARD ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

The Compensation and Omnibus Stock Plan Committees of the Board (the "Compensation Committee") are composed entirely of outside Directors. The members of the Compensation Committee are Messrs. Bernards, Glarner and Lorenzini. The Compensation Committee is responsible for reviewing and/or administering the Company's compensation and stock option plans and determining the compensation to be paid to the Chief Executive Officer and the other executive officers of the Company including the executive officers listed in the Summary Compensation Table.

The objectives of the Company's executive compensation program are:

     * to attract and retain superior talent and reward individual performance;

     * to support the achievement of the Company's financial and strategic goals; and

     * through stock-based compensation, align the executive officers' interests with the success of the Company.

The Company's executive compensation program strives to be competitive with the compensation provided by comparable semiconductor equipment manufacturing companies. In that respect, the Company compares itself to a self-selected peer group (which is broader than the peer group used in the Performance Graph which appears elsewhere in this Proxy Statement). The self-selected peer group is subject to occasional change as members of the peer group alter their focus, merge or are acquired, or as new competitors emerge. In comparing itself to members of this peer group, the Company relies upon salary survey data developed and published by several external sources.

The Committee periodically conducts a review of its executive compensation programs. The purpose of the review is to ensure that the Company's executive compensation programs are meeting the objectives listed above. In its review, the Committee considers data submitted by management and external data including compensation surveys.

Executive compensation at the Company has three components: base salary, annual incentive bonuses and stock options. The Compensation Committee uses its discretion to set executive compensation at levels which, in its judgment, are warranted by external, internal and individual circumstances. The Company does not currently have a policy with respect to the limit under Internal Revenue Code Section 162(m) on the deductibility of the qualifying compensation paid to its executives as it is likely that all such compensation will be deductible by the Company.

BASE SALARY

The base salary of each of the executive officers, including the Chief Executive Officer, is targeted to be at or near the competitive median for comparable semiconductor equipment manufacturers. In determining an individual's base salary, the Compensation Committee considers the compensation levels of similar positions within the peer group, the responsibilities and performance of the individual executive officer and the Company's recent financial performance. In general, the current salary levels for each of the executives in the Summary Compensation Table is less than the median salary for the comparable position within the peer group.

Generally, salary decisions are made by the Compensation Committee near the beginning of each calendar year based upon evaluations and recommendations made by the Chief Executive Officer. The Chief Executive Officer completes and submits to the Compensation Committee a performance appraisal for each executive officer. The appraisal assesses such individual's performance in the following areas: accountabilities of the position, individual goals and objectives, special projects and assignments, and management skills and the achievement of an annual training/development plan. A salary recommendation is made based upon the individual's overall performance assessment and where the individual's salary falls within the range of salaries for similar positions in the peer group.

In general, the base salaries of the Company's officers, including those listed in the Summary Compensation Table, increased in fiscal 1995. This increase is due to an adjustment in executive salaries reflecting merit increases implemented in mid-fiscal 1995. The increase in salaries in fiscal 1994 was the result of adjustments following an analysis of the Company's executive salaries in comparison to other peer companies and merit increases. In addition, in the case of one individual the amount listed for fiscal 1994 includes the payment of salary supplements.

INCENTIVE COMPENSATION

Executive officers and certain key employees are each eligible to receive a cash bonus at the end of the fiscal year based upon the Company's financial performance. The purpose of this annual cash incentive program is to provide a direct financial incentive to executives and other key employees to meet or exceed the Company's annual corporate and divisional financial performance objectives.

Each year a threshold, goal and maximum profit target are established for the Company and each of its three divisions. A division's profit is measured by divisional sales less divisional expenses and the Company's profit is measured by total revenues less total expenses. Generally, for each of the divisions and for the Company, threshold represents 85% of the goal profit target and maximum represents 120% of the goal profit target.

All eligible participants are entitled to an award if the Company's threshold, goal or maximum profit target is achieved. The potential award for individuals with primarily corporate level responsibilities is based solely upon whether the Company's threshold, goal or maximum profit targets have been reached. However, individuals with primarily divisional responsibilities are eligible for an award based upon the achievement of that division's threshold, goal or maximum profit target even if the Company fails to reach its threshold profit target. A significant portion of such individual's total bonus potential is related to the division's profit performance.

Cash awards at threshold, goal and maximum profit targets are determined based upon a specified percentage of base salary based primarily upon the individual's job level within the organization. An individual's potential bonus award at threshold, goal and maximum is determined at the beginning of the fiscal year by the Compensation Committee based upon recommendations made by the Chief Executive Officer, the Vice President, Quality and Human Resources and the Chief Financial Officer.

For fiscal 1995, the maximum profit targets for the Surface Conditioning Division and for the Company were met or exceeded, and the Chemical Management Division did not meet its threshold profit target. The Microlithography Division reached its threshold target and narrowly missed its goal target for fiscal 1995 in part due to strategic decisions made by that division during the course of the fiscal year. The Compensation Committee therefore authorized an additional incentive bonus to eligible participants in that division of the amount they would have received had the division met its goal target. Therefore, following the fiscal year-end, bonuses were paid to all participants eligible at fiscal year end and approximately 200 individuals received an annual incentive bonus.

STOCK OPTIONS

Stock options are the principal vehicle used by the Company for the payment of long-term compensation and to provide a stock-based incentive to improve the Company's financial performance. The objectives of stock option grants are to assist in the recruitment, motivation, and retention of key professional and managerial personnel as well as to reward eligible employees for outstanding performance.

Generally, stock options are granted to eligible employees from time to time based primarily upon the individual's actual and/or potential contributions and the Company's financial performance. To date, all stock options have been granted at or above fair market value. Generally, such options vest over a period of several years; however, for certain option grants, vesting is accelerated if certain financial performance objectives are met. Accordingly, an executive receiving an option is rewarded only if the market price of FSI's Common Stock appreciates. Stock options are authorized by the Compensation Committee. Since long-term options generally vest over time, the Company periodically grants new options to provide continuing incentives for future performance. The size of previous grants and the number of options held are considered by the Compensation Committee, but are not entirely determinative of future grants.

Stock options are designed to align the interest of the Company's executives with those of shareholders by encouraging executives to enhance the value of the Company and, hence, the price of the Common Stock and the shareholders' return. In addition, through deferred vesting, this component of the compensation system is designed to create an incentive for the individual executive to remain with the Company.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

The Compensation Committee determines Mr. Elftmann's compensation package in accordance with the methodology described above. In evaluating and setting the CEO's target annual compensation the Committee reviews the Company's business and financial performance. That review is based upon a number of factors including sales, earnings, divisional growth, backlog, market share, return on equity and total shareholder return. The Committee does not assign relative weights or rankings to these factors, but instead makes a subjective determination based upon a consideration of all of these factors as well as the progress made with respect to the Company's long term goals and strategies.

Effective January 1, 1995, the Compensation Committee approved a salary increase of approximately 20% based upon its evaluation of Mr. Elftmann's performance toward the achievement of the Company's financial strategies and other goals, his length of service and comparative chief executive officer pay information.

Each year, Mr. Elftmann's potential bonus at the target, goal and maximum profit targets is established by the Compensation Committee and reflects its determination of what is an appropriate incentive and also puts a substantial portion of his compensation at risk by linking bonuses to achievement of the Company's financial goals. For fiscal 1995, Mr. Elftmann received a bonus of $128,514 and such award reflects the Compensation Committee's assessment that he has done an excellent job in managing the Company. In addition, Mr. Elftmann, together with all other eligible employees, received a discretionary bonus ($4,051) equal to approximately one week's pay in the first quarter of fiscal 1995.

As with other members of management, Mr. Elftmann is periodically awarded stock options. Mr. Elftmann received a stock option award of 20,000 shares at the price of $11.55 per share in October of 1994 (which amounts reflect the effect of the stock split in June 1995). Consistent with past practice, the options vest over three years.

     JAMES A. BERNARDS      TERRENCE W. GLARNER      ROBERT E. LORENZINI

         Members of the Compensation and Omnibus Stock Plan Committees.


                 (THIS SPACE HAS BEEN LEFT BLANK INTENTIONALLY.)


                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Chief Executive Officer and the four other most highly compensated executive officers as of the fiscal year ended August 26, 1995 for services in all capacities as well as compensation earned by such person for the previous two fiscal years (if the person was an executive officer during any part of such fiscal year):

                          SUMMARY COMPENSATION TABLE

                                                          ANNUAL COMPENSATION        LONG TERM COMPENSATION
                                                                                              AWARDS

                                                                                           RESTRICTED
                                                                           OTHER ANNUAL       STOCK
         NAME AND                         FISCAL    SALARY       BONUS     COMPENSATION     AWARD(S)
    PRINCIPAL POSITION                     YEAR       ($)         ($)          (1)             ($)
Joel A. Elftmann,                          1995     257,027     132,565            --          -0-
 Chairman, President and                   1994     222,065      88,077            --          -0-
 Chief Executive Officer                   1993     207,674      17,928            --          -0-

Dale A. Courtney,                          1995     142,384      73,497            --          -0-
 Senior Vice President,                    1994     119,769      30,375            --          -0-
 Surface Conditioning Division             1993     110,707      15,698            --          -0-

Peter A. Pope,                             1995     143,077      73,879            --          -0-
 Executive Vice President,                 1994     126,923      32,250            --          -0-
 Marketing and Account Management          1993     123,027       6,372            --          -0-

Benno G. Sand,                             1995     152,352      78,522            --          -0-
 Executive Vice President,                 1994     168,960      30,625            --          -0-
 Chief Financial Officer and Secretary     1993     113,291       5,868            --          -0-

Dr. Benjamin J. Sloan,                     1995     167,681      71,666            --          -0-
 Executive Vice President,                 1994     159,577      39,861            --          -0-
 Microlithography Division                 1993     154,941      21,970            --          -0-


TABLE CONTINUED


                                          LONG TERM COMPENSATION
                                           AWARDS       PAYOUTS

                                          SECURITIES                 ALL OTHER
        NAME AND                          UNDERLYING  LTIP PAYOUTS  COMPENSATION
   PRINCIPAL POSITION                    OPTIONS/SARS     ($)          ($)(2)

Joel A. Elftmann,                           20,000        -0-         47,384
 Chairman, President and                       -0-        -0-         52,149
 Chief Executive Officer                       -0-        -0-         47,765

Dale A. Courtney,                           30,000        -0-         22,746
 Senior Vice President,                     20,000        -0-         21,304
 Surface Conditioning Division                 -0-        -0-         11,749

Peter A. Pope,                              30,000        -0-         22,492
 Executive Vice President,                  20,000        -0-         21,562
 Marketing and Account Management              -0-        -0-         19,484

Benno G. Sand,                              30,000        -0-         22,332
 Executive Vice President,                  20,000        -0-         23,182
 Chief Financial Officer and Secretary         -0-        -0-         18,996

Dr. Benjamin J. Sloan,                      30,000        -0-         22,746
 Executive Vice President,                  20,000        -0-         24,075
 Microlithography Division                     -0-        -0-         33,117


(1) Disclosure is not required by applicable Securities and Exchange Commission rules, as the aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total salary and bonus for any of the executive officers named above.

(2) Compensation reported represents (a) the estimated dollar value of Company contributions to the Company's defined contribution pension plan based upon such individual's earnings for the year being reported; (b) the dollar value of premiums paid by the Company on split-dollar life insurance and, in the case of Mr. Courtney, the amount of term life insurance premiums paid by the Company in fiscal 1993, and (c) in the case of fiscal 1994 and 1995 compensation, the Company's profit sharing contribution to the 401(k) Plan made in fiscal 1994 for the 1993 Plan (calendar) year and in fiscal 1995 for the 1994 Plan (calendar) year. The dollar value of each benefit for the fiscal year ended August 26, 1995 is: J. Elftmann, (a) $6,000, (b) $39,638, (c) $1,746; D. Courtney, (a) $6,000, (b) $15,000, (c) $1,746; P.
     Pope, (a) $6,000, (b) $14,746, (c) $1,746; B. Sand, (a) $6,000, (b)
     $14,586, (c) $1,746; and B. Sloan, (a) $6,000, (b) $15,000, (c) $1,746.

                                 STOCK OPTIONS

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth individual grants of stock options made to the Named Executives during the fiscal year ended August 26, 1995.

                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                          NUMBER OF      PERCENT OF TOTAL                                            ANNUAL RATES OF
                          SECURITIES          OPTIONS                                                  STOCK PRICE
                          UNDERLYING        GRANTED TO         EXERCISE PRICE                         APPRECIATION
                           OPTIONS           EMPLOYEES         OR BASE PRICE       EXPIRATION     FOR OPTION TERM($)(4)
         NAME             GRANTED(1)      IN FISCAL YEAR            ($)               DATE           5%          10%
Joel A. Elftmann           20,000(2)           5.13%                11.55           10/17/99        63,821     141,028

Dale A. Courtney           20,000(2)           5.13                 10.50           10/17/04       132,068     334,686
                           10,000(3)           2.57                15.969            2/15/05       100,428     254,505

Peter A. Pope              20,000(2)           5.13                 10.50           10/17/04       132,068     334,686
                           10,000(3)           2.57                15.969            2/15/05       100,428     254,505

Benno G. Sand              20,000(2)           5.13                 10.50           10/17/04       132,068     334,686
                           10,000(3)           2.57                15.969            2/15/05       100,428     254,505

Dr. Benjamin J. Sloan      20,000(2)           5.13                 10.50           10/17/04       132,068     334,686
                           10,000(3)           2.57                15.969            2/15/05       100,428     254,505

(1)  All of these options were granted pursuant to FSI's 1994 Omnibus Stock
     Plan.

(2) Approximately one-third of the options granted will vest on each of the first three anniversaries of the date of grant. All options were granted at fair market value on the date of grant and have a term of ten years except that Mr. Elftmann's options were granted at 110% of fair market value and have a term of five years. Generally all of the options will become fully exercisable upon approval by the Company's shareholders of a merger, plan of exchange, sale of substantially all of the Company's assets or plan of liquidation.



(3) A portion of the options vest each year over a six year period and the amount which vests each year increases during that period. In addition, the options vest entirely if certain financial targets are achieved in fiscal 1996, 1997 or 1998. All options were granted at fair market value and have a term of ten years. Generally all of the options will become fully exercisable upon approval by the Company's shareholders of a merger, plan of exchange, sale of substantially all of the Company's assets or plan of liquidation.


(4) We recommend caution in interpreting the financial significance of these figures. They are calculated by multiplying the number of options granted by the difference between a future hypothetical stock price and the option exercise price and are shown pursuant to rules of the Securities and Exchange Commission. They assume the value of Company stock appreciates 5% or 10% each year, compounded annually, for the term of each option. They are not intended to forecast possible future appreciation, if any, of such stock price or to establish a present value of options. Also, if appreciation does occur at the 5% or 10% per year rate, the amounts shown would not be realized by the recipients until the end of the option term.


                 (THIS SPACE HAS BEEN LEFT BLANK INTENTIONALLY.)


The following table shows, as to the Named Executives, information concerning stock options exercised and the value of options held by such persons at the end of fiscal 1995 including those listed in the table above.

               AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1995
                        AND FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES
                                                              UNDERLYING
                                                             UNEXERCISED          VALUE OF UNEXERCISED
                                                           OPTIONS/SARS AT            IN-THE-MONEY
                                                                FISCAL                OPTIONS/SARS
                     SHARES ACQUIRED   VALUE REALIZED        YEAR-END(2)        AT FISCAL YEAR-END ($)(3)
       NAME          ON EXERCISE (#)       ($)(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
Joel A. Elftmann         44,000             922,900             0     46,000             0     1,269,600
Dale A. Courtney              0                   0        86,332     43,334     2,742,502     1,003,245
Peter A. Pope             8,086              82,032       100,666     43,334     3,216,941     1,003,245
Benno G. Sand            50,000           1,122,313        47,666     43,334     1,470,191     1,003,245
Benjamin J. Sloan             0                   0        96,666     43,334     3,023,316     1,003,245

(1) Represents market value of underlying securities on date of exercise less the exercise price.

(2)  Includes options exercisable within 60 days of fiscal year end.

(3) Represents market value of underlying securities at fiscal year end ($33.875 per share) less the exercise price.

CHANGE IN CONTROL AGREEMENTS

The Company has entered into Management Agreements (the "Agreements") with each of the Named Executives. The Agreements are operative only upon the occurrence of certain changes in control of the Company. Absent a change in control, the Agreements do not require the Company to retain the executive officers or to pay them any specified level of compensation or benefits.

Each Agreement provides that if, for two years after a change in control, the executive officer's employment is terminated by the Company other than (i) for cause, (ii) on account of the death, disability or retirement of the executive, or (iii) except for the Agreements entered into with Joel A. Elftmann, Benjamin J. Sloan and Benno G. Sand, voluntarily by the executive (other than voluntary terminations following events that constitute a "Constructive Involuntary Termination" (as defined in the Agreements, and including compensation reductions, demotions, relocations and excessive travel)), the executive is entitled to receive a lump sum severance payment.

The amount of the lump sum severance payment is equal to one times (or, in the case of Messrs. Elftmann, Pope, Sand and Sloan, one and one-half times) the individual's highest rate of compensation during the 12 months immediately preceding the change in control, and payment of a bonus at the "Plan" level for that Plan Year or a specified percentage of the lump sum payment if no plan is then in effect. The Agreements also allow the Named Executive to continue his participation in certain insurance and other benefit plans of the Company for two years following a change in control. If a change in control of the Company occurred and resulted in the termination of a Named Executive, giving rise to payments under these management agreements as of December 1, 1995, the approximate amounts payable to the Named Executives would be as follows: Mr. Elftmann $494,100; Mr. Courtney $199,500; Mr. Pope $274,500; Mr. Sand $292,800; and Dr. Sloan $311,100.


                              PERFORMANCE GRAPH

The graph below compares the five-year cumulative shareholder return on the Company's Common Stock with the cumulative five-year return on the Nasdaq Stock Market-U.S. Companies ("Nasdaq-U.S.") and the Company-Determined Peer Group Index (the "Peer Index") over the period of August 31, 1990 to August 31, 1995. The graph and table assume the investment of $100 in each of the common stock, the Nasdaq-U.S. and the Peer Index on August 31, 1990 and the reinvestment of all dividends:

[GRAPH]

                            AUGUST 31,     AUGUST 31,     AUGUST 31,     AUGUST 31,     AUGUST 31,     AUGUST 31,
                               1990           1991           1992           1993           1994           1995
FSI International, Inc.        $100           $120           $220           $425           $735          $2,820
Nasdaq-U.S.                     100            142            154            203            211             284
Peer Index                      100            141            138            431            595           1,188

The Company feels that there is no published industry or line of business index available for comparison purposes. The Peer Index includes the following six companies which each manufacture equipment used in the fabrication of semiconductors: Applied Materials, Inc.; KLA Instruments Corporation; LTX Corporation; Lam Research Corporation; Novellus Systems, Incorporated; and Silicon Valley Group, Inc. The returns for each of the members of the Peer Index have been weighted according to such member's stock market capitalization.



                       PROPOSAL TO AMEND THE FSI EMPLOYEES
                               STOCK PURCHASE PLAN
                           (ITEM 2 ON THE PROXY CARD)

AMENDMENTS TO FSI INTERNATIONAL, INC. EMPLOYEES STOCK PURCHASE PLAN

At the Meeting, the shareholders are being asked to approve two amendments to the Company's Employees Stock Purchase Plan, as amended (the "Employees Plan"). The first amendment amends Section 3.1 of the Employees Plan to increase the number of shares of Common Stock available for distribution under the Employees Plan from 1,000,000 to 1,200,000 shares. The second amendment modifies the definition of "Affiliate" provided in Section 2.1(a) of the Employees Plan to allow the Board discretion in determining which affiliates of the Company (and, therefore, their employees) will be eligible to participate in the Employees Plan.

The Employees Plan was approved by the Board effective January 1, 1990 and by the shareholders of the Company on January 10, 1990. At the 1991 Meeting of Shareholders, the number of shares of Common Stock available for distribution under the Employees Plan was increased from 200,000 to 400,000 shares. At the 1992 Meeting of Shareholders the number of shares available for distribution was increased to 600,000, and at the 1993 Meeting of Shareholders the number of shares available for distribution was increased to 1,000,000.

To date, approximately 677,722 shares have been purchased under the Plan, and only 322,278 shares remain available for issuance, including those shares to be purchased based upon participants' contributions for the 1995 calendar year. To accommodate the increase in the number of employees participating in the Employees Plan and to enable the Company to continue to offer employees the opportunity to purchase shares of the Company's Common Stock under the Employees Plan, the Board has approved an amendment to the Employees Plan to increase the number of shares reserved for issuance by an additional 200,000 shares, subject to shareholder approval. The shareholders are being asked to approve such amendment at the Meeting.

The Employees Plan currently provides that all employees of the Company and its Affiliates automatically are eligible to participate in the Plan. As currently defined in section 2.1(a) of the Employees Plan, "Affiliate" means "any corporation, a majority of the voting stock of which is directly or indirectly owned by FSI." However, there may be situations where, because of costs associated with administering the Employees Plan, regulatory concerns applicable to entities operating in foreign jurisdictions or for other reasons, it is inadvisable to automatically extend the Employees Plan to the employees of certain Affiliates of the Company. Therefore, the Board has approved an amendment to the Employees Plan to provide the Board with the discretion to decide on a case-by-case basis which Affiliates will be included as eligible Affiliates under the Employees Plan. The proposed amendment would change the definition of "Affiliate" to read as follows:
"'Affiliate means any corporation, a majority of the voting stock of which is directly or indirectly owned by FSI and whose participation in the Plan has been approved by FSI's Board." Such amendment is to be effective January 1, 1996, subject to shareholder approval. The effect of the proposed amendment would be to prevent the employees of any corporation, a majority of the voting stock of which is directly or indirectly owned by the Company, from automatically becoming eligible to participate in the Employees Plan. The approval of the Company's Board would be required before such employees would be eligible to participate.

PURPOSE

The purpose of the Employees Plan is to permit eligible employees to purchase Common Stock of the Company, through cash payments or payroll deductions, and at a specified percentage of the Common Stock's fair market value. The Employees Plan is an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

ADMINISTRATION

The Employees Plan is administered by a committee appointed by the Board (the "Employees Plan Committee"), consisting of not less than three members. Current members are James A. Bernards, Terrence W. Glarner and Charles R. Wofford. No person may participate in the Employees Plan while a member of the Employees Plan Committee, and no person shall become a member of the Employees Plan Committee if, within one year prior to becoming a member, that person shall have been eligible (i) to be a participant in the Employees Plan, or (ii) for selection as a person to whom stock might be allocated or to whom stock options or stock appreciation rights might be granted pursuant to any other plan of the Company or any of its affiliates entitling the participants therein to acquire stock, stock options or stock appreciation rights of FSI or any of its affiliates. Subject to the express provisions of the Employees Plan, the Employees Plan Committee, by majority action, is authorized to interpret and prescribe, amend and rescind rules relating to the Employees Plan, and to make all other determinations necessary or advisable for administration of the Employees Plan.


ELIGIBILITY AND NUMBER OF SHARES

Up to 1,000,000 shares of Common Stock are available for distribution under the Employees Plan (of which approximately 678,000 have already been distributed), subject to appropriate adjustments by the Employees Plan Committee in the event of certain changes in the outstanding shares of Common Stock by reason of a stock dividend, stock split, combination, recapitalization or reclassification. If the amendment to the Employees Plan is approved by the shareholders, up to 1,200,000 shares of Common Stock will be available for distribution under the Employees Plan (subject to adjustments as described above). Shares delivered pursuant to the Employees Plan shall be newly issued Common Stock of the Company.

Any employee of the Company or its subsidiaries (including officers and any directors who are also employees) is eligible to participate in the Employees Plan during any calendar year so long as such employee was eligible to participate on the December 15th immediately preceding such calendar year.

No eligible employee may be granted the right to purchase Common Stock under, or otherwise participate in, the Employees Plan if after the purchase such employee would own (or have the right to purchase) stock of the Company possessing five percent or more of the total combined voting power or value of all classes of stock of the Company.

As of December 1, 1995, approximately 500 employees were participating in the Employees Plan.

PARTICIPATION

An eligible employee who elects to participate in the Employees Plan may contribute funds for the purchase of Common Stock under the Employees Plan by electing either to make a cash payment of between 1 to 6 percent of that employee's "Base Earnings" (as defined in the Employees Plan) for that calendar year or to direct his or her employer to withhold from 1 to 6 percent of such Base Earnings, provided that the aggregate contributions made by such employee do not exceed 6 percent of such Base Earnings.

A participant may elect to reduce (but not increase) the amount of cash payment or rate of withholding or to make no further deductions all as set forth in greater detail in the Employees Plan. Amounts withheld or otherwise contributed are held by the participant's employer until the end of the calendar year and are automatically applied to purchase Common Stock of the Company unless refunded to the participant by written election or direction of such participant pursuant to rules adopted by the Employees Plan Committee. Any such refund includes interest, if any, payable to the participant as determined by the Employees Plan Committee and as set forth in the Employees Plan.

PURCHASE OF STOCK

Amounts withheld or otherwise contributed by (and not refunded to) a participant in the Employees Plan are used to purchase Common Stock of the Company as of the last business day of the calendar year at a price equal to 85 percent of the lesser of the fair market value (as defined in the Employees Plan) of a share of Common Stock on either the first or last business day of the calendar year. All amounts so withheld are used to purchase the largest number of full shares of Common Stock purchasable with such amount, unless the participant has properly notified the Employees Plan Committee in advance that he or she elects to have less than the entire amount contributed by such participant used to purchase shares in the Employees Plan or to receive the entire amount in cash. Any amount not capable of being used to purchase full shares of Common Stock will be carried over to the next calendar year for the account of the participant.

As soon as practicable after the close of the calendar year, the Company is required to issue and to deliver to participants certificates representing the respective shares of Common Stock purchased under the Employees Plan, at which time participants shall have privileges as shareholders with respect to such shares.

No participant in the Employees Plan may purchase Common Stock under the Employees Plan and all other employee stock purchase plans of the Company and any subsidiaries at a rate in excess of $25,000 of the fair market value of such stock (determined at the time the option to purchase stock is granted) for the calendar year in which any such option to purchase stock granted to such participant is outstanding at any time. If a participant is not entitled to purchase Common Stock under any such plan and during a plan year, the total number of shares purchased under the Employees Plan for the participant with respect to that calendar year may not exceed (i) $25,000 divided by (ii) the fair market value of a share of Common Stock on the earliest day in such calendar year the individual is a participant.

DEATH, DISABILITY, RETIREMENT OR OTHER TERMINATION OF EMPLOYMENT

No shares of Common Stock may be purchased by a participant with respect to a calendar year if the participant's employment terminates prior to October 1 of such calendar year. Any amount withheld from or otherwise contributed by such a participant during such calendar year is repaid to the participant with interest due, if any. If a participant dies at any time during a calendar year, any amount withheld from or otherwise contributed by such a participant is repaid to the participant's personal representative with interest due, if any.

RIGHTS NOT TRANSFERABLE

The rights of a participant in the Employees Plan are exercisable only by the participant during his or her lifetime. No right or interest of any participant in the Employees Plan is assumable, transferable or subject to any lien, directly or indirectly, by operation of law or otherwise.

AMENDMENT OR MODIFICATION

The Board of the Company may at any time terminate, amend or modify the Employees Plan, provided that approval by the shareholders of the Company is required to (i) increase the total amount of Common Stock awarded under the Employees Plan (except for adjustments in the outstanding shares of Common Stock by reason of a stock dividend or split, combination, recapitalization, or reclassification), (ii) change the class of employees eligible to participate in the Employees Plan, (iii) withdraw the administration of the Employees Plan from the Employees Plan Committee, (iv) permit any member of the Employees Plan Committee to be eligible to participate in the Employees Plan or (v) extend the duration of the Employees Plan.

FEDERAL TAX CONSIDERATIONS

No income will be recognized by participants due to their purchase of shares under the Employees Plan until the disposal of those shares or the death of the participant. Participants who hold their shares for more than one year or die while holding their shares will have ordinary income in the year of disposition or death equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition or death over the purchase price paid by the participant or (ii) the excess of the fair market value of the shares on the first day of the year in which they were purchased by the participant over the purchase price paid by the participant. If the holding period has been satisfied when the participant sells the shares or the participant dies while holding the shares, the Company will not be entitled to any deduction in connection with the shares.

Participants who dispose of their shares within the one-year period after the shares are transferred to them will be considered to have realized ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the date they were purchased by the participant and the price paid by the participant. If such dispositions occur, the Company generally will be entitled to a deduction at the same time and in the same amount as the participants who make those dispositions are deemed to have realized ordinary income.

Participants will have a basis in their shares equal to the purchase price of their shares plus any amount that must be treated as ordinary income at the time of their disposition of the shares. Any gain realized on the disposition of shares acquired under the Employees Plan in excess of the basis will be capital gain.

VOTING REQUIREMENTS; RECOMMENDATION

The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock of the Company entitled to vote on this item and present, in person or by proxy, at the Meeting is required for approval of the amendments to the Employees Plan. Proxies solicited by the Board will be voted for approval of the amendments, unless shareholders specify otherwise in their proxies.

For this purpose, a shareholder voting through a proxy who abstains with respect to approval of the amendment to the Employees Plan is considered to be present and entitled to vote on the amendment to the Employees Plan at the Meeting, and is in effect a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the approval of the amendment to the Employees Plan shall not be considered present and entitled to vote on the proposal. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE EMPLOYEES PLAN.


                 (THIS SPACE HAS BEEN LEFT BLANK INTENTIONALLY.)



                PROPOSAL TO AMEND THE FSI 1994 OMNIBUS STOCK PLAN
                           (ITEM 3 ON THE PROXY CARD)

AMENDMENT TO FSI 1994 OMNIBUS STOCK PLAN

The Company's 1994 Omnibus Stock Plan (the "Omnibus Stock Plan") was approved by the Company's Board effective November 22, 1993 and by the shareholders of the Company on January 27, 1994. To date, approximately 79,796 shares have been issued, 820,318 shares are subject to outstanding options, and only 99,886 shares remain available for issuance. To accommodate the increase in the number of employees participating in the Omnibus Stock Plan and to enable the Company to continue to offer such persons the opportunity to realize stock appreciation and facilitate stock ownership in the Company, the Board has approved an amendment to the Omnibus Stock Plan to increase the number of shares reserved for issuance by an additional 500,000 shares, subject to shareholder approval. The shareholders are being asked to approve such amendment at the Meeting. Subject to shareholder approval of the increase in shares authorized, options to purchase approximately 160,925 shares have been granted to 105 employees. If the amendment is approved, such options shall vest over three years and be subject to a term of 10 years, with accelerated vesting in the event of the Company's shareholders approval of a merger, plan of exchange or plan of liquidation involving the Company or a sale of substantially all of the Company's assets.

PURPOSE

The purpose of the Omnibus Stock Plan is to motivate key employees to produce a superior return to the shareholders of the Company by offering such eligible personnel an opportunity to realize stock appreciation, by facilitating their stock ownership and by rewarding them for achieving a high level of corporate financial performance.

ADMINISTRATION

The Omnibus Stock Plan is administered by the Omnibus Stock Plan Committee (the "Committee"). Committee members are not eligible to receive awards under the Omnibus Stock Plan. The Committee has the authority, subject to the terms of the Omnibus Stock Plan, to adopt, revise and waive rules relating to the Omnibus Stock Plan and to determine the timing and identity of recipients, the amount of any awards, and other terms and conditions of awards. The Committee may delegate its responsibilities under the Omnibus Stock Plan to members of management of the Company or to others with respect to the selection and grants of awards to employees of the Company who are not deemed to be officers, directors or 10% shareholders of the Company under applicable Federal securities laws.

ELIGIBILITY AND NUMBER OF SHARES

All employees of the Company and its affiliates are eligible to receive awards under the Omnibus Stock Plan at the discretion of the Committee. Non-statutory stock options under the Omnibus Stock Plan also may be awarded by the Committee to individuals or entities that are not employees but who provide services to the Company or its affiliates in capacities such as advisers and consultants. However, directors who are not employees shall not be eligible for awards under the Omnibus Stock Plan. The Company and its affiliates presently have approximately 900 employees.

The total number of shares of Company Common Stock available for distribution under the Omnibus Stock Plan is 1,000,000 (subject to adjustment for future stock splits, stock dividends and similar changes in the capitalization of the Company). No more than 100,000 shares pursuant to a stock option or a stock appreciation right may be granted to any one individual under the Omnibus Stock Plan in any calendar year. Subject to this limitation, there is no limit on the number of shares in respect of which awards may be granted by the Committee to any person.

The Omnibus Stock Plan provides that all awards are subject to agreements containing the terms and conditions of the awards. Such agreements will be entered into by the recipients of the awards and the Company on or after the time the awards are granted and are subject to amendment, including unilateral amendment by the Company (upon authorization of the Committee) unless such amendments are determined by the Committee to be materially adverse to the recipient and are not required as a matter of law. Any shares of Company Common Stock subject to awards under the Omnibus Stock Plan which are not used because the terms and conditions of the awards are not met may be reallocated under the Omnibus Stock Plan as though they had not previously been awarded, unless such shares were used to calculate the value of stock appreciation rights which have been exercised.

TYPES OF AWARDS

The types of awards that may be granted under the Omnibus Stock Plan include restricted and unrestricted stock, incentive and non-statutory stock options, stock appreciation rights, performance units, and other stock-based awards. Subject to the restrictions described in this Proxy Statement with respect to incentive stock options, such awards will be exercisable by the recipients at such times as are determined by the Committee. No award will be assignable or transferable by a recipient except that the Committee, in its discretion, may permit transfers of awards in the event of death.

In addition to the general characteristics of all of the awards described in this Proxy Statement, the basic characteristics of each type of award that may be granted under the Omnibus Stock Plan are as follows:

Restricted and Unrestricted Stock, and Other Stock-based Awards. The Committee is authorized to grant, either alone or in conjunction with other awards, stock and stock-based awards. The Committee shall determine the employees to whom such awards are made, the timing and amount of such awards, and all other terms and conditions.

Company Common Stock granted to recipients may be unrestricted or may contain such restrictions, including provisions requiring forfeiture and imposing restrictions upon stock transfer, as the Committee may determine. Unless forfeited, the recipient of restricted Common Stock will have all other rights of a shareholder, including without limitation, voting and dividend rights. The Omnibus Stock Plan provides that no more than 150,0000 shares in the form of restricted stock and 50,000 shares in the form of unrestricted stock can be issued under the Omnibus Stock Plan.

Incentive and Non-statutory Stock Options. Both incentive stock options and non-statutory stock options may be granted to recipients at such exercise prices as the Committee may determine but not less than 100% of the fair market value (as defined in the Omnibus Stock Plan) of the underlying stock as of the date the option is granted. Stock options may be granted and exercised at such times as the Committee may determine, except that unless applicable Federal tax laws are modified, (i) no incentive stock options may be granted more than 10 years after the effective date of the Omnibus Stock Plan, (ii) an incentive stock option shall not be exercisable more than 10 years after the date of grant and (iii) the aggregate fair market value of the shares of Company Common Stock with respect to which incentive stock options held by an employee under the Omnibus Stock Plan and any other plan of the Company or any affiliate may first become exercisable in any calendar year may not exceed $100,000. Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns 10% or more of the outstanding shares of the Company.

The purchase price for stock purchased upon the exercise of the options may be payable in cash, in stock having a fair market value on the date the option is exercised equal to the option price of the stock being purchased or in a combination of cash and stock, as determined by the Committee. The Committee may permit employees to simultaneously exercise options and sell the stock purchased upon such exercise pursuant to brokerage or similar relationships and use the sale proceeds to pay the purchase price. The Committee may provide, at or after the grant of a stock option, that a Plan participant who surrenders shares of stock in payment of an option shall be granted a new incentive or non-qualified stock option covering a number of shares equal to the number of shares so surrendered.

In addition, options may be granted under the Omnibus Stock Plan to employees of entities acquired by the Company in substitution of options previously granted to them by the acquired entity.

Stock Appreciation Rights and Performance Units. The value of a stock appreciation right granted to a recipient is determined by the appreciation in Company Common Stock, subject to any limitations upon the amount or percentage of total appreciation that the Committee may determine at the time the right is granted. The recipient receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the stock appreciation right is exercised, exceeds a price specified by the Committee at the time the right is granted. The price specified by the Committee must be at least 100% of the fair market value of the specified number of shares of Company Common Stock to which the right relates determined as of the date the stock appreciation right is granted. No stock appreciation right may be exercised less than six months from the date it is granted unless the recipient dies or becomes disabled.

Performance units entitle the recipient to payment in amounts determined by the Committee based upon the achievement of specified performance targets during a specified term.

Payments with respect to stock appreciation rights and performance units may be paid in cash, shares of Company Common Stock or a combination of cash and shares as determined by the Committee.

ACCELERATION OF AWARDS, LAPSE OF RESTRICTIONS, FORFEITURE

The Committee may provide for the lapse of restrictions on restricted stock or other awards, accelerated exercisability of options, stock appreciation rights and other awards or acceleration of the term with respect to which the achievement of performance targets for performance units is determined in the event of a change in control of the Company, other fundamental changes in the corporate structure of the Company, the death of the recipient or such other events as the Committee may determine. The Committee may provide that certain awards may be exercised in certain events after the termination of employment or death of the recipient.

The Committee may condition a grant upon the recipient's agreement that in the event of certain occurrences, which may include a recipient's competition with, unauthorized disclosure of confidential information of, or violation of the applicable business ethics policy or business policy of the Company or any of its affiliates, the awards paid to the recipient within six months prior to the termination of employment of the recipient (or their economic value) may be subject to forfeiture at the Committee's option.

ADJUSTMENTS, MODIFICATIONS, TERMINATION

The Omnibus Stock Plan gives the Committee discretion to adjust the kind and number of shares available for awards or subject to outstanding awards, the option price of outstanding options, and performance targets for, and payments under, outstanding awards of performance units in the event of mergers, recapitalizations, stock dividends, stock splits or other relevant changes. Adjustments in performance targets and payments on performance units are also permitted upon the occurrence of such other events as may be specified by the Committee, which may include changes in accounting practices of the Company or changes in the recipient's title or employment responsibilities. The Omnibus Stock Plan also gives the Board the right to terminate, suspend or modify the Omnibus Stock Plan, except that amendments to the Omnibus Stock Plan are subject to shareholder approval if needed to comply with Rule 16b-3 of the Securities Exchange Act of 1934 (or its successor provisions) or the incentive stock option provisions of Federal tax laws. Under the Omnibus Stock Plan, the Committee may cancel outstanding options and stock appreciation rights generally in exchange for cash payments to the recipients in the event of certain dissolutions, liquidations, mergers, statutory share exchanges or other similar events involving the Company.

FEDERAL TAX CONSIDERATIONS

The Company has been advised by its counsel that awards made under the Omnibus Stock Plan generally will result in the following tax events for United States citizens under current United States Federal income tax laws:

Restricted and Unrestricted Stock. Unless the recipient files an election to be taxed under Section 83(b) of the Code, (a) the recipient will not realize income upon the grant of restricted stock, (b) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, when the restrictions have been removed or expire, and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.

With respect to awards of unrestricted stock, (a) the recipient will realize ordinary income and the Company will be entitled to a corresponding deduction upon the grant of the unrestricted stock, and (b) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of the grant.

When the recipient disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss.

Incentive Stock Options. No taxable income to a recipient will be realized, and the Company will not be entitled to any related deduction, at the time any incentive stock option is granted under the Omnibus Stock Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by such recipient before the expiration of the statutory holding periods (a "disqualifying disposition"), such recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the recipient pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the recipient will be treated as having made a disqualifying disposition of such shares, and the tax consequences of such disqualifying disposition will be as described above.

The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes an incentive stock option will be treated as if it were a non-statutory stock option, the tax consequences of which are discussed below.

Non-Statutory Stock Options. A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time any non-statutory stock option is granted under the Omnibus Stock Plan. At the time shares are transferred to the recipient pursuant to the exercise of a non-statutory stock option, the recipient will realize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss.

Stock Appreciation Rights and Performance Units. Generally (a) the recipient will not realize income upon the grant of a stock appreciation right or performance unit award, (b) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, in the year cash, shares of Common Stock or a combination of cash and shares are delivered to the recipient upon exercise of a stock appreciation right or in payment of the performance unit award and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of common stock received on the date they are received. The Federal income tax consequences of a disposition of unrestricted shares received by the recipient upon exercise of a stock appreciation right or in payment of a performance unit award are the same as described above with respect to a disposition of unrestricted shares.

WITHHOLDING

The Omnibus Stock Plan permits the Company to withhold from cash awards, and to require a recipient receiving Common Stock under the Omnibus Stock Plan to pay the Company in cash, an amount sufficient to cover any required withholding taxes. In lieu of cash, the Committee may permit a recipient to cover withholding obligations through a reduction in the number of shares delivered to such recipient or a surrender to the Company of shares then owned by the recipient. The use of stock to satisfy withholding obligations is subject to certain restrictions if the recipient is an officer or director of the Company or a holder of at least 10% of stock of the Company under applicable securities laws.

VOTING REQUIREMENTS; RECOMMENDATION

The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company entitled to vote on this item and present in person or by proxy at the Meeting is required for approval of this amendment to the Omnibus Stock Plan. Proxies solicited by the Board will be voted for approval of the amendment, unless shareholders specify otherwise in their proxies.

For this purpose, a shareholder voting through a proxy who abstains with respect to approval of the amendment to the Omnibus Stock Plan is considered to be present and entitled to vote on the approval of the amendment to the Omnibus Stock Plan at the Meeting, and is in effect a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the approval of the amendment to the Omnibus Stock Plan shall not be considered present and entitled to vote on the proposal. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE OMNIBUS STOCK PLAN.

           PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS
                           (ITEM 4 ON THE PROXY CARD)

The firm of KPMG Peat Marwick LLP, independent public accountants, has audited the financial statements of the Company since 1984. The Board has again selected KPMG Peat Marwick LLP to serve as the Company's independent auditors for the fiscal year ending August 31, 1996 subject to ratification by the shareholders. While it is not required to do so, the Board is submitting the selection of KPMG Peat Marwick LLP for ratification in order to ascertain the view of the Company's shareholders. If this selection is not ratified, the Board will reconsider its selection. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE APPOINTMENT OF KPMG PEAT MARWICK LLP, UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

A representative of KPMG Peat Marwick LLP will be present at the Meeting and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the Meeting.

                                  OTHER MATTERS

As of the date of the Proxy Statement, management knows of no matters that will be presented for determination at the Meeting other than those referred to in this Proxy Statement. If any other matters properly come before the meeting, calling for a vote of shareholders, the proxy holders have discretionary authority, unless it is expressly revoked, to vote all proxies in accordance with their best judgment.

                DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the 1997 Meeting of Shareholders must be received by the Company at its principal executive office no later than August 20, 1996. To be considered, any such proposals also must comply with all applicable statutes and regulations.



               (THIS SPACE HAS BEEN LEFT BLANK INTENTIONALLY.)



                                 ANNUAL REPORTS

THE ANNUAL REPORT OF THE COMPANY FOR FISCAL 1995 INCLUDING FINANCIAL STATEMENTS IS BEING MAILED WITH THIS PROXY STATEMENT. IT IS NOT TO BE DEEMED A PART OF THE PROXY SOLICITATION MATERIAL AND IS NOT INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS WHO WISH TO OBTAIN A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED AUGUST 26, 1995, MAY DO SO WITHOUT CHARGE BY WRITING TO BENNO G. SAND, CHIEF FINANCIAL OFFICER AT THE COMPANY'S OFFICES, 322 LAKE HAZELTINE DRIVE, CHASKA, MINNESOTA 55318.

By Order of the Board


/s/ Benno G. Sand
Benno G. Sand
Secretary


December 18, 1995


PROXY                                                                      PROXY
                        FSI INTERNATIONAL, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Joel A. Elftmann, Peter A. Pope and Benno G. Sand, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes such Proxies to represent and to vote, as designated below, all the shares of common stock of FSI International, Inc. held of record by the undersigned on December 6, 1995, at the Annual Meeting of Shareholders to be held on January 24, 1996, or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. THE PROXIES ARE AUTHORIZED TO VOTE THIS PROXY IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


        (Continued, and to be completed and signed on the reverse side.)



                           FSI INTERNATIONAL, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1. ELECTION OF TWO CLASS III DIRECTORS. Nominees to serve as Class III Directors for a three year term and until their respective successor shall be elected and qualified are:

                   TERRENCE W. GLARNER AND CHARLES R. WOFFORD

     (To withhold authority to vote for any individual nominee write that nominee's name on the line provided below.)

     For _________________________________________________
     Withhold ____________________________________________
     For All Except ______________________________________

2. APPROVAL OF THE AMENDMENTS TO THE FSI INTERNATIONAL, INC. EMPLOYEES STOCK PURCHASE PLAN, as described in the accompanying Proxy Statement.

     For _________________________________________________
     Withhold ____________________________________________
     For All Except ______________________________________

3. APPROVAL OF THE AMENDMENT TO THE FSI INTERNATIONAL, INC. 1994 OMNIBUS STOCK PLAN, as described in the accompanying Proxy Statement.

     For _________________________________________________
     Withhold ____________________________________________
     For All Except ______________________________________

4. RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP as independent auditors of the Company for the 1996 fiscal year.

     For _________________________________________________
     Withhold ____________________________________________
     Abstain _____________________________________________

For Withhold Abstain For Withhold Abstain For Withhold Abstain Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


                          ____________________________
                                   (Signature)

                          ____________________________
                          (Signature, if held jointly)





                             FSI INTERNATIONAL, INC.
                          EMPLOYEES STOCK PURCHASE PLAN


                      Section 1. Establishment and Purpose

                  1.1 Establishment. FSI International, Inc., a Minnesota corporation, (hereinafter called "FSI" or the "Company"), hereby establishes a stock purchase plan for employees as described herein, which shall be known as the FSI INTERNATIONAL, INC. EMPLOYEES STOCK PURCHASE PLAN (hereinafter called the "Plan").

                  1.2 Purpose. The purpose of this Plan is to permit employees to purchase Stock from FSI at the price specified in Section 5. The Plan is an employee stock purchase plan under Section 423 of the Internal Revenue Code.


                             Section 2. Definitions

                  2.1 Definitions. Whenever used hereinafter, the following terms shall have the meanings set forth below:

         (a) "Affiliate" means any corporation, a majority of the voting stock of which is directly or indirectly owned by FSI.

         (b) "Base Earnings" means a Participant's regular rate of pay and does not include overtime pay, bonuses, or amounts payable under employee benefit plans.

         (c)      "Board" means the Board of Directors of FSI.

         (d) "Committee" means a committee of at least three members appointed by the Board empowered to take actions as stated in this Plan. No person, while a member of the Committee, shall be eligible to be a Participant in this Plan, and no person shall become a member of the Committee if, within one year prior to becoming a member, that person shall have been eligible (i) to be a Participant in this Plan, or (ii) for selection as a person to whom stock might be allocated or to whom stock options or stock appreciation rights might be granted pursuant to any other plan of FSI or any of its Affiliates entitling the participants therein to acquire stock, stock options or stock appreciation rights of FSI or any of its Affiliates. Each member of the Committee will remain a member for the duration of the Plan, unless such member resigns or is removed earlier by majority vote of the Board.

         (e) "Employee" means an employee (including officers and directors who are also employees) of FSI or its Affiliates.

         (f) "Fair Market Value" of a share of Stock as of any date is the mean between the bid and asked prices of a share of Stock on said date as published in the Wall Street Journal, or, if no such prices are published for said date, on the last preceding day for which such prices are published, or, if the Company's Stock is listed on a national securities exchange or traded in the national market system, the mean between the high and low sale prices for such Stock on such exchange or market on said date, or, if no sale has been made on such exchange or market on said date, on the last preceding day on which any such sale shall have been made.

         (g)      "Interest" means interest determined under Section 5.2.

         (h) "Participant" means an Eligible Employee who has elected to participate in the Plan pursuant to Section 4.1.

         (i) "Plan Year" means the twelve-month period beginning each January 1.

         (j)      "Stock" means the common stock, no par value, of FSI.


                      Section 3. Stock Subject to the Plan

                  3.1 Number. The total number of shares of Stock available for distribution under this Plan shall not exceed 1,000,000. These shares may consist, in whole or in part, of authorized but unissued Stock or treasury Stock not reserved for any other purpose.

                  3.2 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock by reason of a Stock dividend or split, combination, recapitalization, or reclassification, the shares of Stock issuable and the price payable therefor under this Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive, provided, however, that fractional shares shall be rounded to the nearest whole share. Except as provided above, no adjustment shall be made in connection with the issuance by FSI of any Stock or any warrants, rights, or options to acquire shares of Stock or of securities convertible into Stock.


                            Section 4. Participation

                  4.1 Participation. An Eligible Employee may elect to become a Participant on January 1, 1990. Any Eligible Employee who does not become a Participant on January 1, 1990 may elect to become a Participant on the first day of any subsequent Plan Year, provided such Participant was an Eligible Employee on the December 15 immediately preceding said day. Any election to participate shall be made in accordance with rules adopted by the Committee. However, in no event shall an Eligible Employee be granted the right to purchase Stock under the Plan if after the purchase such Eligible Employee would own stock of FSI possessing 5% or more of the total combined voting power or value of all classes of stock of FSI. Also, an Eligible Employee may not become or remain a Participant at any time when such Eligible Employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of FSI. For purposes of this subsection, the rules of Section 425(d) of the Internal Revenue Code shall apply in determining the stock ownership of an individual, and stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee.


                          Section 5. Purchase of Stock

                  5.1 Contributions for Purchase of Stock. At the time an Eligible Employee elects to become a Participant in the Plan, such Eligible Employee shall also elect the form and manner of contributing funds for the purchase of Stock. A Participant may elect to contribute funds for the purchase of Stock by (1) electing to make a cash payment to his or her employer equal to 1%, 2%, 3%, 4%, 5% or 6% of his or her aggregate Base Earnings in the Plan Year, and/or (2) directing his or her employer to withhold 1%, 2%, 3%, 4%, 5% or 6% of his or her Base Earnings for the purpose of purchasing Stock from FSI. In no event shall the aggregate contributions for the purchase of Stock exceed 6% of a Participant's Base Earnings.

         (a) A Participant may modify the amount of the cash payment to such Participant's employer only in accordance with the following:

                  (1) A Participant may at any time elect to reduce the amount of cash payment to be made to the employer to an amount lower than that previously elected. However, only one such reduction may be made in any one Plan Year.

                  (2) A Participant may at any time elect not to make any cash payment for the purchase of Stock. If a Participant elects not to make any cash payment for the purchase of Stock, such Participant may re-elect to make a cash payment only as of the first day of any subsequent Plan Year.

                  (3) Except as provided in subsection (a)(1) or (a)(2) above, a Participant may elect a modification of the amount of cash payment only as of the first day of the Plan Year. The modified rate may be 1%, 2%, 3%, 4%, 5% or 6% of the Participant's aggregate Base Earnings. Unless otherwise elected by the Participant, the amount of cash payment elected will remain in effect for subsequent years.

         (b) A Participant may modify the rate of withholding from such Participant's Base Earnings only in accordance with the following:

                  (1) A Participant may at any time direct reduction of the rate of withholding to a rate lower than that previously in effect. However, only one such direction to continue withholding at a rate lower than that previously in effect may be made in any one Plan Year.

                  (2) A Participant may at any time direct discontinuance of withholding. If a Participant directs discontinuance of withholding, such Participant may direct resumption of withholding only as of the first day of any subsequent Plan Year.

                  (3) Except as provided in subsection (b)(1) or (b)(2) above, a Participant may direct modification of the rate of withholding only as of the first day of any Plan Year. The modified rate may be 1%, 2%, 3%, 4%, 5% or 6% of the Participant's Base Earnings. Unless otherwise elected by the Participant, the rate of withholding such Participant has elected will remain in effect for subsequent years.

                  Any cash payment elected to be made by a Participant shall be made by a deadline specified by the Committee which shall not be later than the close of the Plan Year.

                  Any election or direction under this section shall be made in writing pursuant to rules adopted by the Committee, and shall become effective at a time specified by the Committee.

                  5.2 Disposition of Contributions. Amounts withheld or otherwise contributed pursuant to Section 5.1 shall be held by the employer until the end of the Plan Year in which withheld or contributed, subject to the following:

         (a) A Participant who elects pursuant to Section 5.1(a)(2) not to make any cash payment and who directs pursuant to Section 5.1(b)(2) to discontinue withholding may at any time withdraw all or any part of the amounts previously withheld or otherwise contributed. Any such withdrawal shall be paid to the Participant by his or her employer in cash, with Interest.

         (b) In December of each Plan Year, each Participant shall be permitted to elect to have all or any part of the amounts withheld or contributed in cash paid to such Participant in cash with Interest.

         (c) Any withdrawal under (a) or (b) above shall be deemed to be on a first-in-first-out basis. Interest shall be applied to the average amount in the Participant's account at the end of each full calendar month during the completed portion of the Plan Year. The rate of Interest with respect to any Plan Year shall be determined by the Committee prior to the first day of said Plan Year. The Committee shall give such publicity to said Interest rate as it deems appropriate.

         (d) Any portion of the amounts withheld or otherwise contributed which is not paid to the Participant in cash shall be automatically applied to purchase Stock under Section 5.3.

         (e) Any election or direction under this section shall be made in writing pursuant to rules adopted by the Committee.

                  5.3 Purchases of Stock. Amounts withheld from or contributed in cash by a Participant during the Plan Year (except any amounts refunded to such Participant in cash under Section 5.2) shall be used as of the last business day of said Plan Year to purchase Stock from FSI for a price equal to the lesser of (a) or (b).

         (a) 85% of the Fair Market Value of a share of Stock on the first business day of the Plan Year.

         (b) 85% of the Fair Market Value of a share of Stock on the last business day of the Plan Year.

However, only whole shares shall be purchased under the foregoing provisions, and any amount remaining that is not sufficient to purchase a whole share shall be carried over to the next Plan Year for the account of the Participant.

                  5.4 Issuance of Stock Certificates. As soon as practicable after the close of the Plan Year, FSI shall, without Stock issue or transfer taxes to the Participant, deliver to the Participant a certificate or certificates for the requisite number of shares of Stock.

                  5.5 Privileges of a Stockholder. A Participant shall not have stockholder privileges with respect to any Stock until the date of issuance of a certificate to such Participant for such Stock.

                  5.6 Limitation On Stock Purchases. As required by Section 423 of the Internal Revenue Code, no Participant may purchase Stock under this Plan and all other employee stock purchase plans of the Company and its Affiliates at a rate in excess of $25,000 in Fair Market Value of such Stock (determined at the time the option to purchase Stock is granted) for each calendar year in which any such option to purchase Stock granted to such Participant is outstanding at any time. If a Participant is not entitled to purchase Stock under any other such plan during a Plan Year, the total number of shares purchased under this Plan for the Participant with respect to that Plan Year may not exceed (a) divided by (b):

         (a)      $25,000

         (b) The Fair Market Value of a share of Stock on the earliest day in such Plan Year that the individual is a Participant.


                      Section 6. Termination of Employment

                  6.1 Termination of Employment. No shares of Stock may be purchased by a Participant pursuant to this Plan with respect to a Plan Year if his or her termination of employment occurs during said Plan Year and prior to October 1 thereof. Any amount withheld from such a Participant or otherwise contributed by him or her during the Plan Year in which his termination of employment occurs shall be paid to such Participant in cash with Interest calculated under Section 5.2(c) promptly after such Participant's termination of employment. Any Participant whose termination of employment occurs on or after October 1 of a Plan Year may direct Stock purchases or withdrawals with respect to that Plan Year pursuant to Sections 5.2 and 5.3. However, if a Participant's death occurred at any time during the Plan Year, any amount withheld from or otherwise contributed by the Participant shall be paid to the Participant's personal representative in cash with Interest determined under Section 5.2(c), and no portion thereof shall be applied to purchase Stock.


                  Section 7. Rights of Employees; Participants

                  7.1 Employment. Nothing in this Plan shall interfere with or limit in any way the right of FSI or any of its Affiliates to terminate any Employee's, Eligible Employee's, or Participant's employment at any time, nor confer upon any such person any right to continue in the employ of FSI or any of its Affiliates.

                  7.2 Nontransferability. No right or interest of any Participant in this Plan shall be assignable or transferable, or subject to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge, or bankruptcy. Any attempted assignment, transfer, pledge or other disposition of any rights under the Plan shall be null and void, and shall automatically terminate all rights of a Participant under the Plan.


                            Section 8. Administration

                  8.1 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of FSI, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. The determination of the Committee, interpretation or other action made or taken pursuant to the provisions of the Plan shall be final, and shall be binding and conclusive for all purposes and upon all persons.


                     Section 9. Amendment, Modification, and
                               Termination of Plan

                  9.1 Amendment, Modification, and Termination of the Plan. The Board, upon recommendation of the Committee, at any time may terminate, and at any time and from time to time and in any respect, may amend or modify the Plan, provided, however, that no such action of the Board, without approval of the stockholders of FSI, may:

         (a) Increase the total amount of Stock which may be awarded under the Plan, except as provided in Section 3.2 of the Plan.

         (b) Change the class of Employees eligible to participate in the Plan.

         (c) Withdraw the administration of the Plan from the Committee.

         (d) Permit any person, while a member of the Committee, to be eligible to participate in the Plan.

         (e)      Extend the duration of the Plan.


                         Section 10. Requirements of Law

                  10.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to this Plan shall be subject to all applicable laws, rules, and regulations, and shares of Stock shall not be issued nor cash payments made except upon approval of proper government agencies or stock exchanges as may be required.

                  10.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota.


                     Section 11. Effective Date of the Plan

                  11.1 Effective Date. The Plan is effective as of January 1, 1990.

                  11.2 Duration of the Plan. Unless the Board terminates the Plan earlier, the Plan shall remain in effect until all Stock subject to it shall be distributed pursuant to the Plan.





                             FSI INTERNATIONAL, INC.
                             1994 OMNIBUS STOCK PLAN

         1. Purpose. The purpose of the FSI International, Inc. 1994 Omnibus Stock Plan (the "Plan") is to motivate key personnel to produce a superior return to the shareholders of FSI International, Inc. by offering such personnel an opportunity to realize Stock appreciation, by facilitating Stock ownership and by rewarding them for achieving a high level of corporate financial performance. The Plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability by providing an attractive capital accumulation opportunity.

         2. Definitions.

                  2.1 The terms defined in this section are used (and capitalized) elsewhere in the Plan.

                           (a) "Affiliate" means any corporation that is a
                  "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in Code Section 424(e) and
                  (f), or any successor provisions.

                           (b) "Agreement" means a written contract entered into
                  between the Company or an Affiliate and a Participant containing the terms and conditions of an Award in such form and not inconsistent with this Plan as the Committee shall approve from time to time, together with all amendments thereto, which amendments may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and not required as a matter of law.

                           (c) "Award" or "Awards" means a grant made under this
                  Plan in the form of Restricted Stock, Options, Stock Appreciation Rights, Performance Units, Stock or any other stock based award.

                           (d) "Board" means the Board of Directors of the Company.

                           (e) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute.

                           (f) "Committee" means the Disinterested Persons designated by the Board to administer the Plan under Plan Section 3.1 and constituted so as to permit the Plan to comply with Exchange Act Rule 16b-3.

                           (g) "Company" means FSI International, Inc., a
                  Minnesota corporation, or the successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

                           (h) "Disinterested Person" means a member of the
                  Board who is considered a disinterested person within the meaning of Exchange Act Rule 16b-3.

                           (i) "Effective Date" means the date specified in Plan Section 12.1.

                           (j) "Employee" means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.

                           (k)      "Event" means any of the following:

                                    (1) The acquisition by any individual,
                           entity or group (within the meaning of Exchange Act Sections 13(d)(3) or 14(d)(2)) of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of 30% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute an
                           Event:

                                            (A) any acquisition of common stock
                                    or voting securities of the Company directly from the Company,

                                            (B) any acquisition of common stock
                                    or voting securities of the Company by the Company or any of its wholly-owned Subsidiaries,

                                            (C) any acquisition of common stock
                                    or voting securities of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, or

                                            (D) any acquisition by any
                                    corporation with respect to which,
                                    immediately following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as was their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

                                    (2) Individuals who, as of the Effective
                           Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director of the Board subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-11 or its successor provision;

                                    (3) Approval by the shareholders of the
                           Company of a reorganization, merger, consolidation or statutory exchange of Outstanding Company Voting Securities, unless immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as was their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

                                    (4) Approval by the shareholders of the
                           Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, immediately following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as was their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

                  Notwithstanding the above, an Event shall not be deemed to occur with respect to a recipient of an Award if the acquisition of the 30% or greater interest referred to in paragraph (1) is by a group, acting in concert, that includes that recipient or if at least 30% of the then outstanding common stock or combined voting power of the then outstanding voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall be beneficially owned, directly or indirectly, immediately after a reorganization, merger, consolidation, statutory share exchange or disposition of assets referred to in paragraphs (3) or (4) by a group, acting in concert, that includes that recipient.

                           (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

                           (m) "Exchange Act Rule 16b-3" means Rule 16b-3
                  promulgated by the Securities and Exchange Commission under the Exchange Act as now in force and in effect from time to time or any successor regulation.

                           (n) "Fair Market Value" as of any date means, unless otherwise expressly provided in the Plan:

                                    (i) the closing price of a Share on the date
                           immediately preceding that date or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred

                                            (A) on the composite tape for New
                                    York Stock Exchange listed shares, or

                                            (B) if the Shares are not quoted on
                                    the composite tape for New York Stock
                                    Exchange listed shares, on the principal
                                    United States Securities Exchange registered under the Exchange Act on which the Shares are listed, or

                                            (C) if the Shares are not listed on
                                    any such exchange, on the National
                                    Association of Securities Dealers, Inc.
                                    Automated Quotations National Market System, or

                                    (ii) if clause (i) is inapplicable, the mean
                           between the closing "bid" and the closing "asked" quotation of a Share on the date immediately preceding that date, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a closing bid and asked quotation is made, on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or

                                    (iii) if clauses (i) and (ii) are
                           inapplicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, using such criteria as it shall determine, in its sole discretion, to be appropriate for such valuation.

                  However, if the applicable securities exchange or system has closed for the day at the time the event occurs that triggers a determination of Fair Market Value, whether the grant of an Award, the exercise of an Option or Stock Appreciation Right or otherwise, all references in this paragraph to the "date immediately preceding that date" shall be deemed to be references to "that date". In the case of an Incentive Stock Option, if such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with said regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Plan Section 16.

                           (o) "Fundamental Change" shall mean a dissolution or
                  liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

                           (p) "Incentive Stock Option" means any Option
                  designated as such and granted in accordance with the requirements of Code Section 422 or any successor provision.

                           (q) "Insider" as of a particular date means any
                  person who, as of such date is an officer of the Company as defined under Exchange Act Rule 16a-1(f) or it successor provision.

                           (r) "Non-Statutory Stock Option" means an Option other than an Incentive Stock Option.

                           (s) "Option" means a right to purchase Stock, including both Non-Statutory Stock Options and Incentive Stock Options.

                           (t) "Participant" means an Employee to whom an Award
                  is or has been made or a person or entity not an Employee to whom an Award of Non-Statutory Stock Options has been made as provided in Plan Section 5.

                           (u) "Performance Cycle" means the period of time as specified in an Agreement over which Performance
                  Units are to be earned.

                           (v) "Performance Units" means an Award made pursuant to Plan Section 11.

                           (w) "Plan" means this FSI International, Inc. 1994 Omnibus Stock Plan, as amended and in effect from time to time.

                           (x) "Restricted Stock" means Stock granted under Plan
                  Section 7 so long as such Stock remains subject to one or more restrictions.

                           (y) "Section 16" or "Section 16(b)" means Section 16
                  or Section 16(b), respectively, of the Exchange Act or any successor statute and the rules and regulations promulgated thereunder as in effect and as amended from time to time.

                           (z)      "Share" means a share of Stock.

                           (aa)     "Stock" means the common stock, no
                  designated par value, of the Company.

                           (ab) "Stock Appreciation Right" means a right, the
                  value of which is determined relative to appreciation in value of Shares pursuant to an Award granted under Plan Section 10.

                           (ac) "Subsidiary" means a "subsidiary corporation",
                  as that term is defined in Code Section 424(f), or any successor provision.

                           (ad) "Successor" with respect to a Participant means
                  the legal representative of an incompetent Participant, and if the Participant is deceased the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of the Participant's death.

                           (ae) "Term" means the period during which an Option
                  or Stock Appreciation Right may be exercised or the period during which the restrictions placed on Restricted Stock or any other Award are in effect.

                  2.2 Gender and Number. Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

         3.       Administration and Indemnification.

                  3.1      Administration.

                           (a) The Committee shall administer the Plan. The Committee shall have exclusive power to make Awards, to determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award consistent with the Plan. The Committee may determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other
                  Awards, or other property or canceled, forfeited or suspended. Each Award shall be subject to an Agreement authorized by the Committee.

                           (b) Solely for purposes of determining and
                  administering Awards to Employees who are not Insiders, the Committee may delegate all or any portion of their authority under the Plan to one or more persons who are not Disinterested Persons.

                           (c) To the extent within its discretion and subject
                  to Plan Sections 15-16, other than price, the Committee may amend the terms and conditions of any outstanding Award.

                           (d) It is the intent that the Plan and all Awards
                  granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3.1(d), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, the provision shall be deemed void as applicable to Insiders to the extent permitted by law and in the manner deemed advisable by the Committee.

                           (e) The Committee's interpretation of the Plan and of
                  any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein. Consistent with its terms, the Committee shall have the power to establish, amend or waive regulations to administer the Plan. In carrying out any of its responsibilities, the Committee shall have discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.

                  3.2 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company's expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company's Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         4.       Shares Available Under the Plan.

                           (a) The number of Shares available for distribution
                  under this Plan shall not exceed 1,000,000 (subject to adjustment pursuant to Plan Section 16 hereof).

                           (b) Any Shares subject to the terms and conditions of
                  an Award under this Plan which are not used because the terms and conditions of the Award are not met may again be used for an Award under the Plan. However, Shares with respect to which a Stock Appreciation Right has been exercised whether paid in cash and/or in Shares may not again be awarded under this Plan.

                           (c) Any unexercised or undistributed portion of any
                  terminated, expired, exchanged, or forfeited Award, or any Award settled in cash in lieu of Shares (except as provided in Plan Section 4(b)) shall be available for further Awards.

                           (d) For the purposes of computing the total number of
                  Shares granted under the Plan, the following rules shall apply to Awards payable in Shares where appropriate:

                                    (i) except as provided in (v) below, each
                           Option shall be deemed to be the equivalent of the maximum number of Shares that may be issued upon exercise of the particular Option;

                                    (ii) except as provided in (v) below, an
                           Award (other than an Option) payable in some other security shall be deemed to be equal to the number of Shares to which it relates;

                                    (iii) except as provided in (v) below, where
                           the number of Shares available under the Award is variable on the date it is granted, the number of Shares shall be deemed to be the maximum number of Shares that could be received under that particular Award;

                                    (iv) where two or more types of Awards (all
                           of which are payable in Shares) are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, each such joint Award shall be deemed to be the equivalent of the maximum number of Shares available under the largest Award; and

                                    (v) each Share awarded or deemed to be
                           awarded under the preceding paragraphs (i)-(iv) shall be treated as a Share, even if the Award is for a security other than Stock.

                  Additional rules for determining the number of Shares granted under the Plan may be made by the Committee, as it deems necessary or desirable.

                           (e) No fractional Shares may be issued under the
                  Plan; however, cash shall be paid in lieu of any fractional Share in settlement of an Award.

                           (f) The maximum number of Shares that may be awarded
                  to a Participant in any calendar year in the form of Options is 100,000 and the maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Stock Appreciation Rights is 100,000.

         5. Eligibility. Except as provided below in this Plan Section 5, participation in the Plan shall be limited to Employees granted an Award by the Committee. An Award of Non- Statutory Stock Options may be granted to individuals or entities who are not Employees but who provide services to the Company or an Affiliate including services provided in the capacity of a consultant or an advisor, except that a director of the Board who is not also an Employee shall not be eligible to receive such an Award. The granting of Awards is solely at the discretion of the Committee.

         6.       General Terms of Awards.

                  6.1 Amount of Award. Each Agreement shall set forth the number of Shares of Restricted Stock, Stock or Performance Units subject to such Agreement, or the number of Shares to which the Option subject to such Agreement applies or with respect to which payment upon the exercise of the Stock Appreciation Right subject to such Agreement is to be determined, as the case may be, together with such other terms and conditions applicable to the Award as determined by the Committee acting in its sole discretion.

                  6.2 Term. Each Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the Term of the Option, Stock Appreciation Right, Restricted Stock or other Award or the Performance Cycle for the Performance Units, as the case may be. Acceleration of the expiration of the applicable Term is permitted, upon such terms and conditions as shall be set forth in the Agreement, which may, but need not, include without limitation, acceleration resulting from the occurrence of an Event or in the event of the Participant's death or retirement. Acceleration of the Performance Cycle of Performance Units shall be subject to Plan Section 11.2.

                  6.3 Transferability. During the lifetime of a Participant, only such Participant (or such Participant's legal representative) may exercise an Option or Stock Appreciation Right, or receive payment with respect to an Award of Performance Units or other Award. No Award of Restricted Stock (prior to the expiration of the restrictions), Options, Stock Appreciation Rights, Performance Units or other Award (other than an Award of Shares without restrictions) may be sold, assigned, transferred, exchanged or otherwise encumbered and any attempt to do so shall be of no effect. Notwithstanding the immediately preceding sentence, an Agreement may provide that the Award subject to the Agreement shall be transferable to a Successor in the event of a Participant's death.

                  6.4 Termination of Employment. No Option or Stock Appreciation Right may be exercised by a Participant, all Restricted Stock held by a Participant or any other Award then subject to restrictions shall be forfeited, and no payment with respect to Performance Units for which the applicable Performance Cycle has not been completed shall be made, if the Participant's employment with the Company and its Affiliates shall be voluntarily terminated or involuntarily terminated with or without cause prior to the expiration of the Term of the Option, Stock Appreciation Right, Restricted Stock or other Award, or the completion of the Performance Cycle, as the case may be, except as, and to the extent, provided in the Agreement applicable to that Award. An Award may be exercised by, or paid to, the Successor of a Participant following the death of such Participant to the extent, and during the period of time, if any, provided in the applicable Agreement.

                  6.5 Rights as Shareholder. Each Agreement shall provide that a Participant shall have no rights as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record.

         7.       Restricted Stock Awards.

                           (a) An Award of Restricted Stock under the Plan shall
                  consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. The Committee may provide for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine.

                           (b) Except as otherwise provided in the applicable
                  Agreement, each Stock certificate issued with respect to an Award of Restricted Stock shall either be deposited with the Company or its designee, together with an assignment separate from such certificate, in blank, signed by the Participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement.

                           (c) The Agreement shall describe the terms and
                  conditions by which the restrictions and conditions of forfeiture upon awarded Restricted Stock shall lapse. Upon the lapse of the restrictions and conditions, Shares free of restrictive legends, if any, relating to such restrictions shall be issued to the Participant or a Successor.

                           (d) A Participant with a Restricted Stock Award shall
                  have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock.

                           (e) No more than 150,000 of the total number of
                  Shares available for Awards under the Plan shall be issued during the term of the Plan as Restricted Stock. This limitation shall be calculated pursuant to the applicable provisions of Plan Sections 4 and 16.

         8. Other Awards. The Committee may from time to time grant Stock and other Awards under the Plan including without limitations those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. The Committee may, at its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions which are consistent with the terms and conditions of the Award to which such Shares relate.

         No more than 50,000 of the total number of Shares available for Awards under the Plan shall be issued during the term of the Plan in the form of Stock without restrictions.

         9. Stock Options.

                  9.1      Terms of All Options.

                           (a) An Option shall be granted pursuant to an
                  Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted.

                           (b) The purchase price of the Shares with respect to
                  which an Option is exercised shall be payable in full at the time of exercise, provided that to the extent permitted by law, the Agreement may permit some or all Participants to simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale as payment of the purchase price of such Shares. The purchase price may be payable in cash, in Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option, or a combination thereof, as determined by the Committee and provided in the Agreement but no fractional Shares will be issued or accepted.

                           (c) The Committee may provide, in an Agreement or
                  otherwise, that a Participant who exercises an Option and pays the Option price in whole or in part with Shares then owned by the Participant will be entitled to receive another Option covering the same number of shares tendered and with a price of no less than Fair Market Value on the date of grant of such additional Option ("Reload Option"). Unless otherwise provided in the Agreement, a Participant, in order to be entitled to a Reload Option, must pay with Shares that have been owned by the Participant for at least the preceding 180 days.

                           (d) Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after the expiration of its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.

                  9.2 Incentive Stock Options. In addition to the other terms and conditions applicable to all Options:

                           (i) the aggregate Fair Market Value (determined as of
                  the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under this Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Stock Option and to the extent an Option or Options granted to a Participant exceed such limit such Option or Options shall be treated as a Non-Statutory Stock Option;

                           (ii) an Incentive Stock Option shall not be
                  exercisable more than 10 years after the date of grant (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Stock Option;

                           (iii) the Agreement covering an Incentive Stock
                  Option shall contain such other terms and provisions which the Committee determines necessary to qualify such Option as an Incentive Stock Option; and

                           (iv) notwithstanding any other provision of this Plan
                  to the contrary, no Participant may receive an Incentive Stock Option under the Plan if, at the time the Award is granted, the Participant owns (after application of the rules contained in Code Section 424(d), or its successor provision), Shares possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Corporation or its subsidiaries, unless (i) the option price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant and (ii) such Option is not exercisable after the date five (5) years from the date such Incentive Stock Option is granted.

         10.      Stock Appreciation Rights.  An Award of a Stock
Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price which shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted in connection with part or all of, in addition to, or completely independent of an Option or any other Award under this Plan. If issued in connection with a previously or contemporaneously granted Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels the Option with which it is connected and exercise of the connected Option cancels the Stock Appreciation Right. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. Notwithstanding anything to the contrary stated in the Plan, no Stock Appreciation Right shall be exercisable by a Participant or Successor prior to six months from the date of grant except in the event of the death or disability of the Participant. No Stock Appreciation Right shall be exercisable at any time after the expiration of its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee and provided in the Agreement. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.

         11.      Performance Units.

                  11.1     Initial Award.

                           (a) An Award of Performance Units under the Plan
                  shall entitle the Participant or a Successor to future payments of cash, Shares or a combination of cash and Shares, as determined by the Committee and provided in the Agreement, based upon the achievement of pre-established performance targets. Such performance targets may, but need not, include without limitation targets relating to one or more of corporate, group, unit, Affiliate or individual performance. The Agreement may establish that a portion of the total potential of a Participant's Award will be paid for performance which exceeds the minimum target but falls below the maximum target applicable to such Award. The Agreement shall also provide for the timing of such payment.

                           (b) Following the conclusion or acceleration of each
                  Performance Cycle, the Committee shall determine the extent to which (i) performance targets have been attained, (ii) any other terms and conditions with respect to an Award relating to such Performance Cycle have been satisfied and (iii) payment is due with respect to an Award of Performance Units.

                  11.2 Acceleration and Adjustment. The Agreement may permit an acceleration of the Performance Cycle and an adjustment of performance targets and payments with respect to some or all of the Performance Units awarded to a Participant, upon such terms and conditions as shall be set forth in the Agreement, upon the occurrence of certain events, which may, but need not include without limitation an Event, a Fundamental Change, a recapitalization, a change in the accounting practices of the Company, a change in the Participant's title or employment responsibilities, the Participant's death or retirement or, with respect to payments in Shares with respect to Performance Units, a reclassification, stock dividend, stock split or stock combination as provided in Plan Section 16. The Agreement also may provide for a limitation on the value of an Award of Performance Units that a Participant may receive.

         12.      Effective Date and Duration of the Plan.

                  12.1 Effective Date. The Plan shall become effective as of January 27, 1994, provided that the Plan is approved by the affirmative vote of the holders of a majority of the outstanding Shares present or represented and entitled to vote in person or by proxy at a meeting of the shareholders of the Company to be held on January 27, 1994 and any and all adjournments thereof.

                  12.2 Duration of the Plan. The Plan shall remain in effect until all Stock subject to it shall be distributed or until all Awards have expired or lapsed, or the Plan is terminated pursuant to Plan
         Section 15 or until January 28, 2004 (the "Termination Date") provided, however, Awards made prior to the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise. No Award of an Incentive Stock Option shall be made more than 10 years after the Effective Date (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Stock Option. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which such Award is made or granted.

         13.      Plan Does Not Affect Employment Status.

                           (a) Status as an eligible Employee shall not be
                  construed as a commitment that any Award will be made under the Plan to such eligible Employee or to eligible Employees generally.

                           (b) Nothing in the Plan or in any Agreement or
                  related documents shall confer upon any Employee or Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right which the Company or any Affiliate may have to change such person's compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without cause.

         14. Tax Withholding. The Company shall have the right to withhold from any cash payment under the Plan to a Participant or other person an amount sufficient to cover any required withholding taxes. The Company shall have the right to require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of such Shares. In lieu of all or any part of such a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the individual's full FICA and federal, state and local income tax with respect to income arising from payment of the Award, through a reduction of the number of Shares delivered or a subsequent return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws. Unless otherwise permitted by the Committee, such elections are subject to the following limitations if, and to the extent, such limitations are necessary to comply with Exchange Act Rule 16b-3 or any successor provision:

                  (a) Time of Election. Except as set forth in Plan Section 14(a)(3) below, any such election by an Insider may be made only if the conditions set forth in clauses (1) and (2) below are satisfied:

                           (1) (A) The election may be made during the period
                  beginning on the third business day following the date of public release of the Company's quarterly or annual financial statements and ending on the twelfth business day following such date of public release, or

                               (B) The election may be made at least six
                  months prior to the date the Award is paid to the Participant.

                           (2) An election by a Participant may not be made
                  within six months of the date of grant of the Award to which the payment relates; provided, however, that such restriction does not apply in the event death or disability of the Participant occurs prior to such election and during that six-month period.

                           (3) Notwithstanding the foregoing, a Participant who
                  tenders previously owned Shares to the Company in payment of the purchase price of Shares in connection with exercise of an Option may also tender previously owned Shares to the Company in satisfaction of any tax withholding obligations in connection with such Option exercise without regard to the time periods set forth in clauses (1) and (2) above.

                           The foregoing restrictions do not apply to any
                  Participant who is not an Insider at the time of the election.

                  (b) Committee Approval. Any such election by a Participant who is an Insider at the time is irrevocable and is subject to approval by the Committee. The Committee's approval may be granted in advance but is subject to revocation by the Committee at any time.

         15.      Amendment, Modification and Termination of the Plan.

                  (a) The Board may at any time and from time to time terminate, suspend or modify the Plan. Except as limited in (b) below, the Committee may at any time alter or amend any or all Agreements under the Plan to the extent permitted by law. However, no such action may, without further approval of the shareholders of the Company, be effective if such approval is required in order that transactions in Company securities under the Plan be exempt from the operation of Exchange Act Section 16(b) or to conform to the requirements of Code
         Section 422 or their successor provisions and may not amend the Plan so as to

                           (i) increase the number of Shares which may be issued under the Plan, except as provided for in Plan
                  Section 16;

                           (ii) materially modify the requirements as to eligibility for participation;

                           (iii) materially increase the benefits accruing to Participants under the Plan; or

                           (iv) extend the duration of the Plan beyond the date approved by the shareholders.

                  (b) No termination, suspension, or modification of the Plan will materially and adversely affect any right acquired by any Participant or Successor under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant in the Agreement or otherwise or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Plan Sections 11.2 or 16 does not adversely affect such rights.

         16. Adjustment for Changes in Capitalization. Subject to any required action by the Company's shareholders, appropriate adjustments, so as to prevent enlargement of rights or inappropriate dilution, in the aggregate number and type of Shares available for Awards under the Plan, in the limitations on the number of Shares that may be issued to an individual Participant as an Option or a Stock Appreciation Right in any calendar year or that may be issued in the form of Restricted Stock or Shares without restrictions, in the number and type of Shares and amount of cash subject to Awards then outstanding, in the Option price as to any outstanding Options and, subject to Plan Section 11.2, in outstanding Performance Units and payments with respect to outstanding Performance Units may be made by the Committee in its sole discretion to give effect to adjustments made in the number or type of Shares through a Fundamental Change (subject to Plan Section 17), recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant change, provided that fractional Shares shall be rounded to the nearest whole Share.

         17. Fundamental Change. In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to:

                  (a) if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation to be issuable upon the exercise of Options or used to calculate payments upon the exercise of Stock Appreciation Rights, in lieu of options, stock appreciation rights and capital stock of the Company; or

                  (b) at least 30 days prior to the occurrence of the Fundamental Change, declare, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, within ten days after the Fundamental Change, of cash equal to (i) for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value (as hereinafter defined in this Section) per Share exceeds the exercise price per Share covered by such Option or (ii) for each Stock Appreciation Right, the price determined pursuant to Section 10, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right, as used in clause (i) of Plan Section 10, shall be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is calculated determined in the manner hereinafter referred to in this Section. At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right that has been outstanding for at least six months and each Option shall immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to this Plan Section 17(b), each outstanding Option and Stock Appreciation Right granted pursuant to the Plan that shall not have been exercised prior to the Fundamental Change shall be canceled at the time of, or immediately prior to, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Option or a Stock Appreciation Right shall be entitled to the payment provided for in this Section 17(b) if such Option or Stock Appreciation Right shall have expired pursuant to the Agreement. For purposes of this Section only, "Fair Market Value" per Share shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change, notwithstanding anything to the contrary provided in the Plan.

         18. Forfeitures. An Agreement may provide that in the event a Participant has received or been entitled to payment of cash, delivery of Shares, or a combination thereof pursuant to an Award within six months prior to the Participant's termination of employment with the Company and its Affiliates, the Committee, in its sole discretion, may require the Participant to return or forfeit the cash and/or Shares received with respect to the Award (or its economic value as of (i) the date of the exercise of Options or Stock Appreciation Rights, (ii) the date of, and immediately following, the lapse of restrictions on Restricted Stock or the receipt of Shares without restrictions, or (iii) the date on which the right of the Participant to payment with respect to Performance Units vests, as the case may be) in the event of certain occurrences specified in the Agreement. The Committee's right to require forfeiture must be exercised within 90 days after discovery of such an occurrence but in no event later than 15 months after the Participant's termination of employment with the Company and its Affiliates. The occurrences may, but need not, include competition with the Company or any Affiliate, unauthorized disclosure of material proprietary information of the Company or any Affiliate, a violation of applicable business ethics policies or a material violation of the applicable business policies of the Company or any Affiliate or any other occurrence specified in the Agreement within the period or periods of time specified in the Agreement.

         19. Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

         20. Limits of Liability.

                  (a) Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

                  (b) Except as may be required by law, neither the Company nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

         21. Compliance with Applicable Legal Requirements. No certificate for Shares distributable pursuant to this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company's Shares may, at the time, be listed.

         22. Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

         23. Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

         24. Beneficiary Upon Participant's Death. To the extent that the transfer of a Participant's Award at his or her death is permitted under an Agreement, a Participant's Award shall be transferable at death to the estate or to the person who acquires the right to succeed to the Award by bequest or inheritance.

         25. Change in Control Payments.

                  (a) Notwithstanding the provisions of Plan Section 17 above, if any Award, either alone or together with other payments in the nature of compensation to a Participant which are contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company or otherwise, would result in any portion thereof being subject to an excise tax imposed under Code Section 4999, or any successor provision, or would not be deductible in whole or in part by the Company, an affiliate of the Company (as defined in Code Section 1504, or any successor provision), or other person making such payments as a result of Code Section 280G, or any successor provision, such Award and/or such other benefits and payments shall be reduced (but not below zero) to the largest aggregate amount as will result in no portion thereof being subject to such an excise tax or being not so deductible.

                  (b) For purposes of Plan Section 25(a), (i) no portion of payments the receipt or enjoyment of which a Participant shall have effectively waived in writing prior to the date of distribution of an Award shall be taken into account; (ii) no portion of such Award, benefits and other payments shall be taken into account which in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Participant does not constitute a "parachute payment" within the meaning of Code Section 280G(b)(2), or any successor provision; and (iii) the value of any non-cash benefit or any deferred payment or benefit included in such payment shall be determined by the Company's independent auditors in accordance with the principles of Code Sections 280G(d)(3) and (4) or any successor provisions;

                  (c) Any Award not paid as a result of this Plan Section 25 or reduced to zero as a result of the limitations imposed hereby, shall remain outstanding in full force and effect in accordance with the other terms and provisions of this Plan.

         26. Requirements of Law.

                  (a) To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of Minnesota without regard to its conflicts of law principals and construed accordingly.

                  (b) In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not effect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         27. Termination of Other Plan. Effective upon the approval of the Plan by the Company's shareholders, no further grants of options shall be made under the Company's 1989 Stock Option Plan ("Prior Plan"). Thereafter, all grants and awards made under the Prior Plan prior to such approval by the shareholders shall continue in accordance with the terms of the Prior Plan.



The following amendments to the FSI International, Inc. ("FSI") Employees Stock Purchase Plan and FSI 1994 Omnibus Stock Purchase Plan were approved at the
FSI Board of Directors' Meeting held on August 26 and 27, 1995.

AMENDMENTS TO FSI INTERNATIONAL, INC. EMPLOYEES STOCK PURCHASE PLAN ("EMPLOYEES PLAN") TO INCREASE THE AGGREGATE NUMBER OF SHARES THAT MAY BE PURCHASED UNDER THE EMPLOYEES PLAN AND TO CLARIFY UNDER WHAT CIRCUMSTANCES THE EMPLOYEES OF "AFFILIATES" MAY PARTICIPATE IN THE EMPLOYEES PLAN.

         RESOLVED, that subject to approval of the shareholders of the Company at the 1996 Annual Meeting, the Employees Plan shall be amended as of the date of the 1996 Annual Meeting to increase the number of Shares available for purchase thereunder by 200,000, such number of Shares to be subject to adjustment from time to time in accordance with the Employees Plan; and

         RESOLVED FURTHER, that subject to the approval of the shareholders at the 1996 Annual Meeting, the definition of "Affiliate" in the Employees Plan is amended in its entirety to be defined as follows: " `Affiliate' means any corporation, a majority of the voting stock of which is directly or indirectly owned by FSI and whose participation in the Plan has been approved by FSI's Board of Directors" such amendment to be effective January 1, 1996; and

         RESOLVED FURTHER, that pursuant to the provisions of the preceding resolution and the applicable terms of the Employees Plan, the participation in the Employees Plan of the eligible employees of the Company's subsidiary, Applied Chemical Solutions, effective January 1, 1996 is hereby approved; and

         RESOLVED FURTHER, that the officers of the Company are authorized and directed to seek approval of the foregoing amendments to the Employees Plan by the shareholders of the Company at the 1996 Annual Meeting and the Board of Directors hereby recommends to the shareholders that they approve such amendments; and

         RESOLVED FURTHER, that, subject to the approval of the shareholders of the Company, there are reserved an additional 200,000 authorized but unissued Shares for issuance pursuant to the Employees Plan, such number of reserved Shares to be subject to adjustment from time to time in accordance with the Employees Plan and such Shares upon issuance shall be considered to be duly and validly issued, fully paid and non-assessable; and

         RESOLVED FURTHER, that the officers of the Company, and each of them are authorized and directed to take such actions and execute and deliver such documents as they deem necessary or appropriate in their discretion to implement the foregoing resolutions, or each of them including, but not limited to, registration of such additional Shares with the Securities and Exchange Commission a listing of such shares on the NASDAQ and qualifying or registering for sale all or part of such additional Shares under the Employees Plan in such states as such officer or officers may deem desirable.

AMENDMENT TO THE FSI INTERNATIONAL, INC. 1994 OMNIBUS STOCK PLAN ("OMNIBUS PLAN") TO INCREASE THE AGGREGATE NUMBER OF SHARES THAT MAY BE PURCHASED UNDER THE OMNIBUS PLAN.

         RESOLVED, that subject to the approval of the shareholders of the Company at the 1996 Annual Meeting the Omnibus Plan shall be amended as of the date of the 1996 Annual Meeting to increase the number of shares of the Company's Common Stock ("Shares") available for purchase thereunder by 500,000, such number of Shares to be subject to adjustment from time to time in accordance with the Omnibus Plan;

         RESOLVED FURTHER, that the officers of the Company are authorized and directed to seek approval of the foregoing amendment to the Omnibus Plan by the shareholders of the Company at the 1996 Annual Meeting and the Board of Directors hereby recommends to the shareholders that they approve such amendment; and

         RESOLVED FURTHER, that, subject to the approval of the shareholders of the Company, there are reserved an additional 500,000 authorized but unissued Shares for issuance pursuant to the Omnibus Plan, such number of reserved Shares to be subject to adjustment from time to time in accordance with the Omnibus Plan and such Shares upon issuance shall be considered to be duly and validly issued, fully paid and non-assessable; and

         RESOLVED FURTHER, that the officers of the Company, and each of them are authorized and directed to take such actions and execute and deliver such documents as they or each of them deem necessary or appropriate in their discretion to implement the foregoing resolutions, including, but not limited, to registration of such additional Shares with the Securities and Exchange Commission, listing of such shares on the NASDAQ and qualifying or registering for sale all or part of such additional Shares under the Omnibus Plan in such states as such officer or officers may deem desirable.